UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          SCHEDULE 14A INFORMATION
                          ------------------------

 Proxy Statement Pursuant to Section 14(a)  of the Securities Exchange Act of
                                    1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]


Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for  Use of the  Commission Only  (as permitted by rule
        14a-6(e)(2))
[ X ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to 240.14a-12

                          WERNER ENTERPRISES, INC.
-----------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required
[   ]   Fee  computed on  table below  per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1)  Title of each class of securities to which transaction applies:

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        (2)  Aggregate number of securities to which transaction applies:

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        (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if  any part  of the fee  is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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



               [LOGO OF WERNER ENTERPRISES, INC.]
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                  ___________________________

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD MAY 13, 2008
                  ___________________________

Dear Stockholders:

Notice is hereby given that the 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting") of Werner Enterprises, Inc., a Nebraska corporation (the "Company"), will be held at the Omaha Marriott, 10220 Regency Circle, Omaha, Nebraska, on Tuesday, May 13, 2008, at 10:00 a.m. local Central Daylight time. This meeting will be held for the following purposes, which are more fully described in the accompanying Proxy Statement:

  1. To elect three Class II directors to each serve for a three-year term expiring at the 2011 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

  2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only  stockholders of record at the close of business on March
24, 2008, will be entitled to receive notice of and to vote at the 2008 Annual Meeting or any adjournment thereof.

Enclosed you will find the Proxy Statement (including a Proxy) relating to the 2008 Annual Meeting and a copy of the Company's Annual Report to Stockholders for the year ended December 31, 2007 (the "2007 Annual Report"). The Proxy Statement and 2007 Annual Report are also available on the Company's website: www.werner.com under the "Investor Information" tab.

All stockholders are cordially invited and encouraged to attend the 2008 Annual Meeting in person. However, regardless of whether you attend the meeting, we request that you vote and submit your proxy as promptly as possible in order to ensure the presence of a quorum and that your shares will be voted in accordance with your wishes. Voting instructions are enclosed and provided in the Proxy Statement for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

                            By Order of the Board of Directors

                            /s/ James L. Johnson

                            James L. Johnson
                            Senior Vice President, Controller
Omaha, Nebraska               and Corporate Secretary
April 8, 2008

                       TABLE OF CONTENTS
                       _________________


INTRODUCTION                                                 1
  Annual Meeting Information                                 1
  Voting Information and Instructions                        2
     Record Date                                             2
     Methods of Voting                                       2
     Revoking Your Proxy                                     2
     Voting Your Proxy                                       2
     Stockholder Privacy                                     2
     Election of Directors and Cumulative Voting             2
     Quorum                                                  3
  Expenses of Solicitation                                   3
  Other Matters                                              3
PROPOSAL 1 - ELECTION OF DIRECTORS                           3
  Election and Voting Process                                3
  Director Nominees                                          4
  Current Director Information                               4
  Recommendation of the Board of Directors                   6
CORPORATE GOVERNANCE                                         6
  Role of the Board of Directors                             6
  Corporate Governance Policies and Materials                6
  Committees of the Board of Directors                       6
  Director Independence Determination                        7
  Audit Committee                                            7
  Compensation Committee                                     8
     Compensation Committee Interlocks and Insider
       Participation                                         9
  Nominating and Corporate Governance Committee              9
  Attendance at Board and Committee Meetings, Annual Meeting 9
  Stockholder Communications with the Board of Directors     10
  Director Nomination Process                                10
  Director Compensation and Benefits                         11
     Director Stock Ownership                                12
     2007 Compensation of Directors                          12
  Report of the Audit Committee                              13
EXECUTIVE OFFICERS                                           14
  Current Executive Officer Information                      14
BENEFICIAL OWNERSHIP OF COMMON STOCK                         16
  Section 16(a) Beneficial Ownership Reporting Compliance    16
  Security Ownership of Directors, Executive Officers and
    Certain Beneficial Owners                                16
EXECUTIVE COMPENSATION                                       18
  Compensation Discussion and Analysis                       18

     Named Executive Officers                                19
     Executive Compensation Program and Philosophy           19
     Elements of Executive Compensation                      19
     Compensation Process and Determination                  22
     Competitive Peer Groups and Benchmarking                23
     Other Policies and Considerations                       24
  Employment Arrangements                                    26
  Arrangements and Potential Payments Upon Termination or
    Change in Control                                        26
     Termination                                             26
     Change in Control                                       26
     Potential Benefits Payable Under the Equity Plan        26
  Report of the Compensation Committee                       27
  Summary Compensation Table                                 28
  All Other Compensation for 2007                            30
  Grants of Plan-Based Awards for 2007                       31
  Outstanding Equity Awards at 2007 Year-End                 31
  Option Exercises for 2007                                  34
  Nonqualified Deferred Compensation for 2007                34
     Deferrals                                               34
     Earnings                                                34
     Distributions and In-Service Withdrawals                35
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                36
  Independent Registered Public Accounting Firm Fees         36
     Audit Fees                                              36
     Audit-Related Fees                                      36
     Tax Fees                                                36
  Policy of Audit Committee Pre-Approval of Audit and Non-
    Audit Services Performed by the Independent Registered
    Public Accounting Firm                                   37
  Recommendation of the Board of Directors                   37
TRANSACTIONS WITH RELATED PERSONS                            38
  Review and Approval of Related Person Transactions         38
  Related Person Transactions                                38
     Land Lease Agreement                                    38
     Family Members of Executive Officers and Directors      39
     Owner-Operators                                         40
     Personal Use of Corporate Aircraft                      40
OTHER BUSINESS                                               40
STOCKHOLDER PROPOSALS                                        40
STOCKHOLDERS SHARING THE SAME ADDRESS                        41
CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE  OFFICES;
  WEBSITE                                                    41

                   WERNER ENTERPRISES, INC.
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                       ________________

                      PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS
                         MAY 13, 2008
                   ________________________

                         INTRODUCTION

We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the "Board") for the 2008 Annual Meeting of Stockholders of Werner Enterprises, Inc. The 2008 Annual Meeting will be held for the purposes set forth in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. We are mailing the Proxy Statement, Proxy and our Annual Report to Stockholders for the year ended December 31, 2007 ("2007 Annual Report") on or about April 8, 2008.

In this Proxy Statement, we refer to Werner Enterprises, Inc. as the "Company," "we" or "us," and to the 2008 Annual Meeting of Stockholders as the "Annual Meeting" or "2008 Annual Meeting." References to "2007" and "for the year ended December 31, 2007" mean the Company's fiscal year for the period beginning January 1, 2007 and ending December 31, 2007. The term "executive officers" means most of our senior executives, who are all listed in the "Current Executive Officer Information" section on page 14 of this Proxy Statement and on our website. References to "named executive officers" mean the five executive officers identified in the Summary Compensation Table and "Compensation Discussion and Analysis" section of Executive Compensation in this Proxy Statement. "Proxy materials" means the Proxy Statement, Proxy and 2007 Annual Report. We also refer to our "website," which means the Internet website available at www.werner.com under the "Investor Information" tab, as provided in the "Contacting the Corporate Secretary and Executive Offices; Website" section of this Proxy Statement.

This Proxy Statement and our 2007 Annual Report are available on our website. In these proxy materials, we refer to certain reports and forms that we have filed with the Securities and Exchange Commission ("SEC"). All of our SEC filings are available on our website. You may also request copies of our SEC filings and proxy materials from the Corporate Secretary at the contact information provided in the "Contacting the Corporate Secretary and Executive Offices; Website" section of this Proxy Statement.

Annual Meeting Information

The 2008 Annual Meeting of Stockholders will be held at 10:00 a.m. local Central Daylight time on Tuesday, May 13, 2008, at the Omaha Marriott, and at any adjournment(s) thereof. The Omaha Marriott is located at 10220 Regency Circle in Omaha, Nebraska, which is near the intersection of U.S. Interstate 680 and West Dodge Road. Should you require additional directions to attend the meeting and vote in person, you may contact our Corporate Secretary at the information set forth in the "Contacting the Corporate Secretary and Executive Offices; Website" section on page 41. At the meeting, Clarence L. Werner, Gregory L. Werner and Gary L. Werner and other members of our management team will discuss our results of operations and business plans. Members of our Board of Directors will also be present to answer your questions.

Voting Information and Instructions

Record Date. The record date for the Annual Meeting is March 24, 2008. On the record date, 70,385,013 shares of our $0.01 par value Common Stock were outstanding. At the Annual Meeting, each stockholder will be entitled to one vote (in person or by proxy) per share that is owned of record at the close of business on March 24, 2008. Each share has one vote on each matter. Our stock transfer books will not be closed. On March 24, 2008, the closing sale price of our Common Stock as reported on the NASDAQ Global Select MarketSM was $19.66 per share.

Methods of Voting. You may vote your shares by mail using the enclosed Proxy and self-addressed postage-paid return envelope and by following the instructions appearing on the Proxy. These instructions allow you to vote by completing, signing, dating and returning the Proxy in the envelope. Alternatively, you may vote by the Internet or telephone if instructions for these other voting methods were enclosed with your proxy materials. Signing and returning the Proxy by mail, or submitting your Proxy by the Internet or telephone, does not affect your right as a stockholder to vote in person at the Annual Meeting.

Revoking Your Proxy. Any stockholder who delivers an executed proxy has the right to revoke the proxy at any time prior to its use at the Annual Meeting. You may revoke your proxy before the Annual Meeting by: (i) delivering a written and executed notice of revocation of the proxy to the Corporate Secretary at our executive offices; (ii) executing a subsequent proxy (dated later than the previously submitted proxy) and delivering the subsequent proxy to our Corporate Secretary; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Voting Your Proxy. When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions you made when granting the proxy. Unless you specify otherwise or no choice is indicated on the Proxy, all shares of our Common Stock represented by the proxy will be voted:
     (i)     FOR   the   election  of  all  nominees   for
             director ("Proposal 1");
     (ii)    FOR  the  ratification of the appointment  of
             KPMG   LLP   as  our  independent  registered
             public  accounting firm for  2008  ("Proposal
             2"); and
     (iii) In accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting or any adjournment thereof. See "Other Matters" in this Proxy Statement.

Stockholder Privacy. As a matter of Company policy, we keep all proxies, ballots and voting tabulations that identify individual stockholders private. Such documents are available for examination only by certain representatives associated with processing proxies and tabulating the vote. Stockholder votes are not disclosed, except as may be necessary to meet legal requirements.

Election of Directors and Cumulative Voting. With respect to the election of directors, Company stockholders (or their proxy if one is appointed) have cumulative voting rights under the laws of the State of Nebraska. This means that you (or your proxy) may either (i) vote your shares for as many directors as are to be elected; (ii) cumulate your shares and give one director nominee an amount of votes equal to the total number of directors to be elected multiplied by the total number of their shares; or (iii) distribute an amount of votes calculated as described in (ii) among as many director nominees as you desire. If you desire to vote cumulatively, you must vote in person or give your specific cumulative voting instructions to the designated proxy, and your instructions must indicate the number of votes represented by your shares that are to be cast for one or more of the director nominees. The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes. You may withhold authority to vote for any nominee(s) by striking through the name(s) of such nominee(s) on the accompanying Proxy.

Quorum. For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. ("Broker non-votes" are shares held by a broker or nominee that are represented by proxy at the Annual Meeting, but the beneficial owner of such shares has not instructed the broker or nominee to vote on certain matters and has not given the broker or nominee discretionary voting power.) If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Expenses of Solicitation

We will bear all costs of this proxy solicitation, including expenses for the preparation, printing, assembly and mailing of materials. Some of our directors, officers and regular employees may also solicit proxies in person or by the Internet, telephone or other electronic communications, and they will not receive any additional compensation for making such solicitations. We will also reimburse brokerage firms and other custodians and fiduciaries for all reasonable expenses incurred for forwarding proxy materials to beneficial owners of our stock in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy will help to avoid additional expense.

Other Matters

On the date of mailing this Proxy Statement, the Board of Directors knows of no other matters to be brought before stockholders at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the meeting, your signed proxy gives the persons named on the enclosed Proxy the discretionary authority to vote the shares represented thereby in accordance with their best judgment.


              PROPOSAL 1 - ELECTION OF DIRECTORS

Our Articles of Incorporation provide that there shall be two or three separate classes of directors. Each class must consist of not less than two, nor more than five, directors, and the classes should be nearly equal in number as possible. Our By-Laws provide for eight directors, divided into three classes (Class I, II and III), and each class should have the same number of directors to the extent possible. Directors hold office for a term of three years, and each term expires at the third succeeding annual meeting of stockholders after the respective director's election and until a successor is elected and qualified. The terms of office for each class of current directors expire at the annual meeting of stockholders in the following years: Class I, 2010; Class II, 2008; and Class III, 2009.

Election and Voting Process

Assuming the presence of a quorum, directors are elected when they receive a plurality of affirmative votes cast by holders of the outstanding shares of our Common Stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means that the three nominees receiving the highest number of votes at the Annual Meeting, after taking into account any cumulative voting, will be elected to the Board. Shares not voted for any nominee (whether by specifically withholding authority to vote on a Proxy or otherwise) will not impact the election of directors except to the extent that such failure to vote for a nominee results in another individual receiving a larger proportion of the total votes.

Each of the nominees designated in this Proxy Statement has indicated his intention to serve as a director if elected, and the Board does not know of any reason why any nominee will be unavailable for election. In the event any nominee becomes unwilling or unable to serve as a director, the shares represented by your accompanying Proxy will be voted for any substitute nominee designated by the Board, unless your proxy withholds authority to vote for the unavailable and/or substitute nominee. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

Director Nominees

You will be asked to elect three directors in Class II to each serve for a three-year term expiring at the 2011 Annual Meeting of Stockholders until his respective successor is elected and qualified. Gary L. Werner, Gregory L. Werner and Michael L. Steinbach are current Class II directors whose terms will expire at the 2008 Annual Meeting. They have been nominated for election at the 2008 Annual Meeting for terms expiring at the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Current Director Information

Set forth below is certain information provided to us by the director nominees and the directors whose terms will continue after the 2008 Annual Meeting, all of whom are current directors.


 Name                    Position with the Company or Principal Occupation   Term Ends
 ----                    -------------------------------------------------   ---------
 Clarence L. Werner       Chairman                                              2009
 Gary L. Werner           Vice Chairman                                         2008
 Gregory L. Werner        President and Chief Executive Officer                 2008
 Gerald H. Timmerman      President of Timmerman & Sons Feeding Co., Inc.       2010
 Michael L. Steinbach     Owner of Steinbach Farms & Equipment Sales and        2008
                            Steinbach Truck & Trailer
 Kenneth M. Bird          Superintendent of Westside Community Schools          2010
 Patrick J. Jung          Chief Operating Officer of Surdell & Partners LLC     2009
 Duane K. Sather          Former Chairman of Sather Companies                   2009


CLARENCE L. WERNER, 70, operated Werner Enterprises as a sole proprietorship from 1956 until the Company's incorporation in September 1982. He has been a Company director since that time and also served as President until 1984. Since 1984, Mr. Werner has been Chairman of the Board, and he served as Chief Executive Officer of the Company from 1984 until February 8, 2007. Mr. Werner is the father of Gary L. Werner and Gregory
L. Werner.

GARY L. WERNER, 50, has been a director of the Company since its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He also served as Vice President from 1982 until 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was then named Vice Chairman in 1991. From 1993 to

April 1997, Mr. Werner also reassumed the duties of President.
Gary L. Werner is a son of Clarence L. Werner and a brother of Gregory L. Werner.

GREGORY L. WERNER, 48, was elected as a director of the Company in 1994. He served as a Vice President of the Company from 1984 to March 1996 and was Treasurer from 1982 until 1986. Mr. Werner was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has also directed revenue equipment maintenance for the Company and its predecessor since 1981. He assumed responsibility for the Company's Management Information Systems in 1993 and also assumed the duties of Chief Operating Officer in 1999. Mr. Werner was named Chief Executive Officer of the Company on February 8, 2007. Gregory L. Werner is a son of Clarence L. Werner and a brother of Gary L. Werner.

GERALD H. TIMMERMAN, 68, was elected as a Company director in 1988. Since 1970, Mr. Timmerman has been President of Timmerman & Sons Feeding Co., Inc. in Springfield, Nebraska. Timmerman & Sons Feeding Co., Inc. is a cattle feeding and ranching corporation with operations in several Midwestern states.

MICHAEL  L.  STEINBACH, 53, was elected as a director  of  the
Company in 2002. He has been the sole owner of Steinbach Farms & Equipment Sales since 1980. Steinbach Farms & Equipment Sales buys and sells farmland and equipment and is located in Valley, Nebraska. Mr. Steinbach has also been the sole owner of Steinbach Truck & Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. Mr. Steinbach also farms or custom farms approximately six thousand acres of farmland.

KENNETH M. BIRD, 60, was appointed by the Board of Directors in 2002 to fill a vacant director position and was then
elected   by   the  stockholders  in  2004.    He   has   been
Superintendent of the Westside Community Schools in Omaha, Nebraska since 1992 and also held various administrative positions in the Westside School District since 1981. In 1998, Dr. Bird was the Nebraska Superintendent of the Year and has been recognized for his technology leadership and vision. He is also the President and Chief Executive Officer of Building Bright Futures, a non-profit entity and initiative that serves youth education in Omaha, Nebraska. Dr. Bird is also active in local, state and national professional organizations, and he serves on a number of community and civic boards.

PATRICK J. JUNG, 60, was elected as a Company director in 2003. He currently serves as the Chief Operating Officer of Surdell & Partners LLC, an advertising company in Omaha, Nebraska. Prior to his position with Surdell & Partners LLC,
Mr.  Jung  was  a practicing certified public accountant  with
KPMG LLP for thirty years. Mr. Jung was also the audit engagement partner on the Company's annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung is currently a member of the board of directors of Burlington Capital Group LLC (including America First Tax Exempt Investors L.P.) and serves on its audit and governance committees. He is also a member of the board of directors of Supertel Hospitality, Inc. and serves as its audit committee chair and as a member of its nominating committee. Located in Omaha, Nebraska, Burlington Capital Group LLC's business involves real estate, money management and emerging markets. Supertel Hospitality, Inc., headquartered in Norfolk, Nebraska, is a real estate investment trust that owns and acquires limited-service hotels in the United States.

DUANE K. SATHER, 63, was elected as a Company director in 2006. He is an investor and serves as a director of several privately held companies that construct and operate ethanol plants. From 1972 to 1996, Mr. Sather was President of Sather Trucking Company, and from 1988 to 1996, Mr. Sather was Chairman of Sather Companies. In 1996, Sather Companies were sold to Favorite Brands International.

Recommendation of the Board of Directors

The  Board of Directors recommends that stockholders vote  FOR
                                                           ---
the election of each director nominee. Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each Proxy, or if no instruction is made, for the election of all director nominees.


                     CORPORATE GOVERNANCE

Role of the Board of Directors

One  of  the  primary roles of the Board of  Directors  is  to oversee our senior management in the competent and ethical operation of our business and to ensure that our stockholders' interests are being properly served. To achieve these objectives, the Board establishes and maintains high standards of responsibility and ethics that, when consistently applied and followed, contribute to our business's overall success.

Corporate Governance Policies and Materials

The members of our Board of Directors possess a variety of experience, knowledge and judgment, and the diversity of these skills complements our corporate governance structure. Our corporate governance policies are designed to enable effective and thorough decision-making and to allow proper and comprehensive monitoring of the Company's performance and compliance. Our fundamental corporate governance principles and practices are set forth in our Code of Corporate Conduct and other policies, each of which is available on our website.

Committees of the Board of Directors

The Board of Directors conducts its business through (i) meetings of the Board, (ii) actions taken by written consent in lieu of meetings, (iii) actions of its committees and (iv) discussions with management, the independent auditors and other consultants retained from time to time. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee ("Governance Committee"). The Board elects committee members at the Board's annual organizational meeting. A majority of full committee membership elects committee chairs, unless elected by the full Board. Committee members cannot be removed except by a majority vote of independent directors in office at the time. The responsibilities and duties of each committee are discussed below.

The committees operate pursuant to written charters (including any amendments thereto) approved and adopted by the Board. These charters are available on our website. The Audit Committee recently amended its charter to further reflect applicable listing standards of the Nasdaq Stock Market, Inc. ("NASDAQ"), and the Board approved these amendments on February 18, 2008. On August 14, 2007, the Board approved amendments to the Audit Committee and Governance Committee charters that transferred the authority to evaluate and approve or disapprove any "related person transactions" (as defined in the "Transactions with Related Persons" section of this Proxy Statement) from the Audit Committee to the Governance Committee. At that time, the Board also approved additional amendments to the Governance Committee charter to further define the Governance Committee's role in corporate governance with respect to the development and oversight of our practices and policies regarding corporate governance, ethical issues and compliance matters.

The current composition of each committee is as follows:


                                                  Compensation      Governance
 Name                           Audit Committee     Committee      Committee (1)
 ----                           ---------------    ------------    -------------
 Kenneth M. Bird                       X                X
 Patrick J. Jung                   X (Chair)        X (Chair)
 Duane K. Sather                       X                                 X
 Michael L. Steinbach                  X                                 X
 Gerald H. Timmerman                   X                X                X

 ____________________
 (1)   The Governance Committee does not have a Chair.

Director Independence Determination

The Board has determined that all members of the Board of Directors are independent pursuant to the applicable NASDAQ listing standards, except for Messrs. Clarence L. Werner, Gary
L. Werner and Gregory L. Werner. The Board has also determined that each member of the three Board committees satisfies the applicable independence requirements of NASDAQ, the SEC and the Internal Revenue Service ("IRS").

Audit Committee

The following information in this section is not deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This information shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

Our Board of Directors established a separately-designated standing Audit Committee to oversee our accounting and financial reporting processes and our financial statement audits, in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). As more fully described in its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes, which includes but is not limited to:
    * Discussing the annual audit and resulting letter of comments with management;
    * Consulting with the auditors and management regarding the adequacy of internal controls;
    * Reviewing our financial statements prior to their release with management and the independent auditors;
    * Evaluating with management the process used to support the Chief Executive Officer and Chief Financial Officer certifications that accompany our periodic SEC filings;
    *  Appointing  the  independent  auditors  for  the   next
       fiscal year;
    *  Reviewing   and  approving  all  audit  and   non-audit
       services;
    *  Overseeing  the work of our internal audit  department;
       and
    * Assessing and maintaining procedures for the anonymous submission of complaints concerning accounting and auditing irregularities.

The Audit Committee periodically meets in executive session with our independent auditors and also in a separate executive session with the senior manager in charge of our internal audit department. These meetings are conducted without the presence of our management.

The Board of Directors has determined that each Audit Committee member (i) meets the independence criteria for Audit Committee membership prescribed by Rule 10A-3(b)(1) under the Exchange Act and (ii) has sufficient knowledge and sophistication in financial and auditing matters under the NASDAQ rules. The Board has also designated Mr. Jung as an "audit committee financial expert" as defined under the SEC rules.

We have provided the Report of the Audit Committee for 2007 in this Proxy Statement on page 13.

Compensation Committee

The Compensation Committee is responsible for determining and approving the compensation of our Chairman, Vice Chairman and President and Chief Executive Officer. The Compensation Committee also approves the compensation of all other executive officers after considering the recommendations of our Chairman, Vice Chairman and President and Chief Executive Officer. The Compensation Committee is also responsible for recommending to the Board the compensation policies for "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

The Compensation Committee assumed responsibility in 2006 for oversight of and determining awards of equity compensation pursuant to our Equity Plan. Our Equity Plan provides for grants of nonqualified stock options, restricted stock and stock appreciation rights ("SARs") to employees and non-employee directors. With respect to the Equity Plan, the Compensation Committee has authority to determine the terms of granted awards, including (i) recipients; (ii) the number of shares subject to each award; (iii) the date on which awards are granted, exercisable and become vested; (iv) whether or not awards may be exercised in installments; (v) the type of award; (vi) the form of consideration payable upon exercise of each award; and (vii) any other terms of the awards consistent with the terms of the Equity Plan.

As explained in more detail under "Compensation Process and Determination" within the "Compensation Discussion and Analysis" and "Executive Compensation" sections, the Compensation Committee delegated to our President and Chief Executive Officer certain authority that allows him to modify the base salaries of executive officers within ranges established by the Compensation Committee. The Compensation Committee reviews and approves any such base salary changes at its year-end meeting. This task was performed in 2007. The Compensation Committee also determines the compensation of the Chairman, Vice Chairman and President and Chief Executive Officer independent of each such officer's participation or consultation.

During 2007, the Compensation Committee continued to retain the firm of Towers Perrin as its compensation consultant to assist with the continued development and evaluation of compensation policies and with the Compensation Committee's determinations of compensation awards. The Compensation Committee engaged Towers Perrin to provide independent and unbiased third-party advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our named executive officers. This analysis compared the base salary, annual bonus and long-term incentive components of compensation to both a competitive peer group and the general industry.

During 2007, Towers Perrin also performed an outside director pay analysis. This analysis compared cash compensation (including retainers and meeting fees) and equity compensation for outside directors to a competitive peer group. The analysis also considered director participation on Board committees and additional fees paid for chairing any such committee.

The Board has determined that all current Compensation Committee members are (i) "non-employee directors" as defined by Rule 16b-3 under the Exchange Act and (ii) "outside directors" as defined in Section 162(m) of the Internal Revenue Code.

We have provided the Report of the Compensation Committee for 2007 in this Proxy Statement on page 27. For more information about the Compensation Committee's activities, refer to the "Compensation Discussion and Analysis" section and Report of the Compensation Committee within "Executive Compensation" under this Proxy Statement.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an officer or employee of the Company at any time during 2007 or on the date of this Proxy Statement. During 2007, the Compensation Committee was comprised of Kenneth M. Bird, Patrick J. Jung and Gerald H. Timmerman, each of whom is an outside (non-employee) director who satisfies the applicable SEC and NASDAQ independence requirements. In 2007, no member of the Compensation Committee had any relationship or transaction with the Company that would require disclosure as a "related person transaction" under Item 404 of SEC Regulation S-K and in the Proxy Statement section entitled "Transactions with Related Persons." During 2007, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for the director nomination process. These duties include assisting the Board in identifying, evaluating and recruiting qualified candidates for election to the Board. The Governance Committee also recommends for the Board's approval the director nominees for any election of directors. The Governance Committee is also responsible for various corporate governance matters, including the development and oversight of our corporate governance and compliance policies and practices and ethical standards of conduct for our directors, officers and employees. The Governance Committee administers our policies regarding "related person transactions" (as discussed in the "Transactions with Related Persons" section herein) and reviews and approves or disapproves any such transactions. A more complete description of the Governance Committee's functions is provided in its charter.

Attendance  at  Board  and  Committee  Meetings,   Annual
Meeting

During 2007, the following meetings were held:
     Board of Directors:
        *  The Board held five meetings.
        * Four executive sessions of the independent directors were also held without the presence of management.
        *  The Board acted twice by unanimous written consent.
     Audit Committee:
        *  The Audit Committee held six meetings.
        * Four executive sessions without the presence of management were also conducted with the independent auditors.
        * Four executive sessions without the presence of management were held with the senior manager of internal audit.
        * Mr. Jung participated in four meetings with management and the independent auditors for the purpose of reviewing financial results prior to the issuance of earnings press releases.
        * The Audit Committee did not act by unanimous written consent.

     Compensation Committee:
        *  The Compensation Committee held four meetings.
        * The Compensation Committee did not act by unanimous written consent.
     Nominating and Corporate Governance Committee:
        *  The Governance Committee held one meeting.
        * The Governance Committee did not act by unanimous written consent.

During 2007, each incumbent director attended and participated in at least 75% of all meetings of the Board of Directors and Board committees on which he served. The average Board and Board committee meeting attendance was 96%. We encourage directors to attend annual meetings of stockholders, although we do not have a formal policy regarding director attendance at these meetings. Seven of the eight then-current directors attended our Annual Meeting of Stockholders in May 2007, and we anticipate that most, if not all, of our directors will attend the 2008 Annual Meeting.

Stockholder Communications with the Board of Directors

The Board of Directors established a process by which stockholders and other parties may communicate directly with members of the Board and/or the independent directors as a group. You may direct any matter intended for the Board and/or independent directors by writing to the intended recipients in care of our Corporate Secretary at our executive offices. The Corporate Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. A majority of our independent directors approved the process for collecting and organizing stockholder communications received by our Corporate Secretary on the Board's behalf. Our Stockholder Communications Procedure for Communicating with the Board of Directors is included on our website.

Director Nomination Process

Our Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy ("Directorship Guidelines Policy") and Policy Regarding Director Recommendations by Stockholders ("Stockholder Recommendation Policy") are available on our website. Stockholders may also request a copy of these policies by writing to our Corporate Secretary at our executive office address provided in this Proxy Statement. The purpose of these policies is to describe the process by which nominees for the Board of Directors are selected. Each policy was approved by the Board of Directors and is administered by the Governance Committee.

Generally, the Governance Committee considers director candidates suggested by Board members, management and stockholders. With respect to stockholders, the Stockholder Recommendation Policy applies. In accordance with the Stockholder Recommendation Policy, the Governance Committee will consider candidates recommended by stockholders that have beneficially owned (individually or as a group) at least 2% of our issued and outstanding stock entitled to vote on the recommendation for at least one year, determined as of the date the stockholder recommendation is submitted. You must submit stockholder recommendations in writing, and each recommendation must include all information required and requested by the Stockholder Recommendation Policy.

In order for a stockholder's candidate to be evaluated and considered as a prospective nominee, you must submit your recommendation to our Corporate Secretary not less than 120 days before the one-year anniversary of the release date of the previous year's proxy statement. (For example, the release date of the 2007 proxy statement was April 4, 2007. Stockholder recommendations intended for consideration for the director elections at the 2008 Annual Meeting had to be submitted on or before December 5, 2007.) Stockholder recommendations for director nominees must be submitted no later than December 8, 2008 for the 2009 Annual Meeting of Stockholders.

Generally, candidates for director positions should possess the following skills and traits:
     * Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;
     * The highest character and integrity and a reputation for working constructively with others;
     * Sufficient time to devote to meetings and consultation on Board matters; and
     * Freedom from conflicts of interest that would interfere with the candidate's performance as a director.

The Governance Committee evaluates prospective nominees against certain minimum standards and qualifications, as identified in the Directorship Guidelines Policy. The standards and qualifications set forth in the Directorship Guidelines Policy include, but are not limited to, the prospective nominee's business experience, skills, talents and ability to contribute to our success. The Governance Committee also considers other relevant factors, such as the balance of management and independent directors, the need for Audit Committee expertise and relevant industry experience. Prospective director candidates nominated by stockholders in accordance with the Stockholder Recommendation Policy are evaluated by the Governance Committee in the same manner as any other prospective candidate. We have not engaged and have not paid any fees to any third party for assistance with the director nomination process.

Director Compensation and Benefits

Only outside (non-employee) members of our Board of Directors receive compensation for their service as one of our directors. These outside directors receive an annual compensation package that is designed to attract, motivate and retain highly qualified independent professionals to represent our stockholders. Directors who are employees of the Company do not receive any compensation for their service on our Board of Directors.

Our 2007 annual compensation package for non-employee directors is comprised of an annual cash retainer and cash meeting fees. On August 14, 2007, our Compensation Committee and Board approved an increase to the annual outside director retainer from $10,000 to $15,000 and established a $5,000 annual retainer for the Compensation Committee Chair. These changes became effective for the fourth quarter of 2007. In modifying these retainers, the Compensation Committee evaluated the incentives and compensation offered to outside directors by those companies in our competitive peer group and industry and assessed whether an increase in such compensation would help us attract and retain high-quality outside directors (our competitive peer group is described under "Competitive Peer Groups and Benchmarking" within the "Compensation Discussion and Analysis" section in this Proxy Statement). The Compensation Committee also considered whether an increase in the outside directors' fixed compensation would encourage effective Board service by enhancing their independence from our non-independent directors. These director retainer adjustments were disclosed in Exhibit 10.1 to Form 10-Q filed with the SEC on October 31, 2007.

Each outside director also receives reimbursement at cost for all of their respective reasonable out-of-pocket travel expenses incurred in connection with their attendance at Board and committee meetings. In 2007, Mr. Jung attended an audit committee seminar, and the fee for this seminar and related travel expenses were equally shared by the three companies (including us) of which Mr. Jung is a director.

Specifically, the 2007 and current 2008 compensation package includes the fees and retainers for outside directors that are provided in the following Outside Director Retainers and Fees table:


                               Outside Director Retainers and Fees
 ---------------------------------------------------------------------------------------------

                                           Amount Paid -                       Amount Paid -
 Fee or Retainer                 1st, 2nd and 3rd Quarters of 2007     4th Quarter of 2007 and 2008
 ---------------                 ---------------------------------     ----------------------------
 Annual Board Retainer              $10,000 (paid in quarterly          $15,000 (paid in quarterly
 for Board Membership                 installments of $2,500)             installments of $3,750)

 Board Meeting Fee                      $2,000 (paid for                    $2,000 (paid for
                                       each Board meeting)                 each Board meeting)

 Board Committee Meeting Fee          $2,000 (paid for each                $2,000 (paid for each
                                        Committee meeting                    Committee meeting
                                    not held on the same day             not held on the same day
                                       as a Board meeting)                  as a Board meeting)

 Annual Retainer for the            $10,000 (paid in quarterly          $10,000 (paid in quarterly
 Audit Committee Chair (1)            installments of $2,500)             installments of $2,500)

 Annual Retainer for the                      None                       $5,000 (paid in quarterly
 Compensation Committee Chair (2)                                          installments of $1,250)

</TABLE

 ____________________
 (1)  This retainer is not provided to the other directors
      serving on the Audit Committee.
 (2)  This retainer is not provided to the other directors
      serving on the Compensation Committee.

Director  Stock  Ownership.   We  do  not  have  formal  stock
ownership requirements for non-employee directors.  Our Equity
Plan  authorizes us to grant nonqualified stock options,  SARs and  restricted stock to non-employee directors, but  no  such grants were made during 2007 or in 2008 as of the date of this
Proxy  Statement.   The  individual stock  ownership  of  each
outside  director  is set forth in the table  under  "Security
Ownership   of  Directors,  Executive  Officers  and   Certain
Beneficial Owners" within the "Beneficial Ownership of  Common
Stock" section.

2007 Compensation of Directors. The compensation received by each non-employee director varies because such compensation is based on (i) the number of Board and committee meetings held,
(ii) the Board committees on which the non-employee director serves and (iii) whether the individual is the Chair of the Audit Committee or the Compensation Committee.

The  Director  Compensation table  on  page  13  presents  the compensation  earned  by each individual  serving  as  a  non-
employee director during 2007 for service on our Board and its
committees.   This table does not include those directors  who
are  also  employees  of  the Company  because  such  employee directors  did not receive any compensation in 2007 for  their service on our Board.  In 2007, we did not grant any awards of stock, stock options, SARs or restricted stock to non-employee
directors.   For  that reason, we have omitted  those  columns
from the table.

                               12


                                      Director Compensation
----------------------------------------------------------------------------------------
                        Fees Earned or      Non-Equity
                         Paid in Cash     Incentive Plan       All Other
 Name                      ($) (1)       Compensation ($)   Compensation ($)   Total ($)
 ----                      -------       ----------------   ----------------   ---------
 Kenneth M. Bird           33,250              -                   -             33,250
 Patrick J. Jung           44,500              -                   -             44,500
 Duane K. Sather           31,250              -                   -             31,250
 Michael L. Steinbach      31,250              -                   -             31,250
 Gerald H. Timmerman       33,250              -                   -             33,250


 ____________________
 (1)  The amounts in this column  include  fees and  retainers
      received   for   Board   membership,   Board   committee
      membership and for service as the Audit Committee Chair and Compensation Committee Chair.

Report of the Audit Committee

The  following  report  of the Audit Committee  shall  not  be
deemed  to  be  "soliciting  material"  or  to  otherwise   be
considered "filed" with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

The Audit Committee of the Board of Directors is comprised of Messrs. Bird, Jung, Sather, Steinbach and Timmerman. Mr. Jung is the Chair of the Audit Committee. All of the Audit Committee members are qualified independent directors under the audit committee structure and membership requirements of the NASDAQ and SEC rules and regulations. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting process. The Audit Committee conducts its oversight activities by exercising the certain responsibilities and powers set forth in its written charter adopted by the Board. A copy of the charter is available on the Company's website.

The general duties of the Audit Committee include reviewing the Company's financial information that will be presented to stockholders; appointing the independent auditors; reviewing services provided by the Company's independent registered public accounting firm and internal audit department; evaluating the Company's accounting policies and its system of established internal controls; and reviewing significant financial transactions.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. Rather, the Company's management is responsible for the preparation, consistency, integrity and fair presentation of the Company's financial statements, accounting and financial principles, internal control and disclosure control systems and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company's independent auditors, KPMG LLP, are responsible for performing an independent audit of the financial statements and for expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States of America ("GAAP").

In conjunction with the preparation of the Company's 2007 audited financial statements, the Audit Committee met with both management and the independent auditors of the Company to review and discuss significant accounting issues and the financial statements included in the Company's Annual Report on Form 10-K for 2007 prior to the issuance of such financial statements. Management advised the Audit Committee that such financial statements were prepared in accordance with GAAP, and the Audit Committee discussed such financial statements with management and the independent auditors. The Audit Committee's assessment included a discussion with the Company's independent auditors regarding matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board.

The Audit Committee also received and reviewed the written disclosures and letter submitted to the committee by the Company's independent auditors, KPMG LLP. Such written disclosures and letter are required by the Independence Standards Board No. 1 (Independent Discussions with Audit Committees). The Audit Committee and KPMG LLP also discussed KPMG LLP's independence as the independent auditors of the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2007, for filing with the SEC.

                         Patrick J. Jung, Chair
                         Kenneth M. Bird
                         Duane K. Sather
                         Michael L. Steinbach
                         Gerald H. Timmerman


                      EXECUTIVE OFFICERS

Our  By-Laws provide that each executive officer holds his  or her respective office for a term of one year or until his or her successor becomes duly elected and qualified, except that a term may be longer than one year if such service is specified in an employment contract or terminated sooner than one year because of death, resignation or otherwise. Pursuant to the By-Laws, our Board of Directors elects our executive officers at the Board's annual organizational meeting immediately following the annual meeting of stockholders.

Current Executive Officer Information

The following table on page 15 identifies our current executive officers and the capacities in which they now serve. Also set forth below the table is certain information provided to us by these executive officers regarding their acquired business experience.


 Name                                            Position with the Company                          Age
 ----                                            -------------------------                          ---
 Clarence L. Werner                                      Chairman                                    70
 Gary L. Werner                                        Vice Chairman                                 50
 Gregory L. Werner                         President and Chief Executive Officer                     48
 Derek J. Leathers         Senior Executive Vice President - Value Added Services & International    38
 H. Marty Nordlund                 Senior Executive Vice President - Specialized Services            46
 Robert E. Synowicki, Jr.          Executive Vice President and Chief Information Officer            49
 Richard S. Reiser                      Executive Vice President and General Counsel                 61
 John J. Steele                Executive Vice President, Treasurer and Chief Financial Officer       50
 Jim S. Schelble                       Executive Vice President - Sales and Marketing                47



For  information regarding the business experience of Clarence
L. Werner, Gary L. Werner and Gregory L. Werner, please refer to "Current Director Information" under the "Proposal 1 -
Election of Directors" section of this Proxy Statement.

DEREK J. LEATHERS joined the Company in 1999 as the Managing Director - Mexico Division. During his tenure with the
Company, he received the following promotions: (i) Vice President - Mexico Division in 2000; (ii) Vice President - International in 2001; (iii) Senior Vice President - International in April 2003; (iv) Senior Vice President - Van Division and International in July 2003; and (v) Executive Vice President - Van Division and International in 2004. In 2006, Mr. Leathers was promoted to his current position as Senior Executive Vice President - Value Added Services and International. Prior to joining the Company, Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, and he held various other management positions during his eight-year career at Schneider National.

H. MARTY NORDLUND joined the Company in 1994 as an account executive. He received the following promotions with the
Company:   (i) Director of Dedicated Fleet Services  in  1995;
(ii)  Senior  Director of Dedicated Fleet  Services  in  1997;
(iii) Vice President - Dedicated Fleet Services in 1998; (iv) Vice President - Specialized Services in 2001; (v) Senior Vice President - Specialized Services in 2003; and (vi) Executive Vice President - Specialized Services in 2005. In 2006, Mr. Nordlund was named to his current position as Senior Executive Vice President - Specialized Services. Prior to joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation, a large truckload carrier.

ROBERT E. SYNOWICKI, JR. joined the Company in 1987 as a tax and finance manager. Since that time, he was appointed to the following positions: (i) Treasurer in 1989; (ii) Vice President, Treasurer and Chief Financial Officer in 1991;
(iii) Executive Vice President and Chief Financial Officer in March 1996; and (iv) Executive Vice President and Chief Operating Officer in November 1996. He was named to his current position as Executive Vice President and Chief Information Officer in 1999. Mr. Synowicki was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1983 until his employment with the Company in 1987. Mr. Synowicki also serves on the board of directors of Blue Cross and Blue Shield of Nebraska.

RICHARD S. REISER joined the Company as Vice President and General Counsel in 1993. He was promoted to Executive Vice President and General Counsel in 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and
Harding from 1975 to 1984. From 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, in Omaha, Nebraska.

JOHN J. STEELE joined the Company in 1989 as Controller. During his time with the Company, he was appointed to the following positions: (i) Corporate Secretary in 1992; (ii) Vice President - Controller and Corporate Secretary in 1994;
(iii) Vice President, Treasurer and Chief Financial Officer in 1996; and (iv) Senior Vice President, Treasurer and Chief Financial Officer in 2004. He was named to his current position as Executive Vice President, Treasurer and Chief Financial Officer in 2005. Mr. Steele was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1979 until his employment with the Company in 1989.

JIM S. SCHELBLE joined the Company in 1998 as the Manager of New Business Development. During his tenure with the Company, Mr. Schelble was promoted to the following positions: (i) Director of National Accounts in 1999; (ii) Senior Director of Dedicated Services in 2000; (iii) Associate Vice President of Corporate and Dedicated Sales in 2002; (iv) Vice President - Sales in 2003; and (v) Senior Vice President - Sales in 2004. In 2005, he was named to his current position as Executive Vice President - Sales and Marketing. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express, a less-than-truckload carrier, in a variety of management positions within operations, sales, and marketing.


             BENEFICIAL OWNERSHIP OF COMMON STOCK

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of our registered class of equity securities, to file with the SEC reports of beneficial ownership and changes in such beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC rules to furnish us copies of all Section 16(a) forms they file. We file Section 16(a) reports on behalf of our officers and directors to report their initial and subsequent changes in beneficial ownership of our Common Stock.

Based solely upon our review of the reports we filed on behalf of our officers and directors, copies of such forms furnished to us and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2007; except that one Form 4 was filed for Chris C. Neil, Vice President, on August 15, 2007 (three business days after the August 10, 2007 due date) with respect to Mr. Neil's exercising of stock options involving 2,293 shares of our Common Stock on August 8, 2007 and Mr. Neil's disposal of all such shares on the same date.

Security  Ownership  of  Directors,  Executive  Officers   and
Certain Beneficial Owners

The  Beneficial Ownership table on page 17 sets forth  certain information  as  of  March  24,  2008,  with  respect  to  the beneficial ownership of our Common Stock by:

     (i)   each of our directors and director nominees;
     (ii) each named executive officer listed in the Summary Compensation Table under the "Executive Compensation" section;
     (iii) each  person known  to us to  beneficially own more
           than  5% of  the outstanding  shares of  our Common
           Stock; and
     (iv) all current executive officers, directors and director nominees as a group.

On March 24, 2008, we had 70,385,013 shares of Common Stock outstanding. Except as otherwise indicated in the table, the persons listed have sole voting power and sole investment power with respect to such shares indicated as beneficially owned by them. Unless otherwise noted, the business address of each beneficial owner set forth below is 14507 Frontier Road, Omaha, Nebraska 68138.


                               Beneficial Ownership
---------------------------------------------------------------------------------
 Name of                        Shares     Right to             Percent of Shares
 Beneficial Owner               Owned     Acquire (1)    Total   Outstanding (2)
 ----------------               -----     -----------    -----   ---------------
 Clarence L. Werner (3)       22,967,985    615,000    23,582,985   33.2%
 Gary L. Werner (4)            1,558,086    541,668     2,099,754    3.0%
 Gregory L. Werner             3,283,594    756,670     4,040,264    5.7%
 Daniel H. Cushman (5)           1,017         -          1,017        *
 Derek J. Leathers (5)           1,803      94,418       96,221        *
 John J. Steele                  5,376      62,584       67,960        *
 Kenneth M. Bird                  500          -           500         *
 Patrick J. Jung                 2,000         -          2,000        *
 Duane K. Sather                 7,000         -          7,000        *
 Michael L. Steinbach              -           -            -          -
 Gerald H. Timmerman            13,666         -         13,666        *
 Wellington Management
 Company, LLP (6)              9,384,382       -        9,384,382   13.3%
 Dimensional Fund
 Advisors LP (7)               5,760,765       -        5,760,765    8.2%
 All executive officers,
 directors and director
 nominees as a group
 (14 persons) (3)(4)(8)       27,851,179   2,208,010   30,059,189   41.4%


 *Indicates beneficial ownership of less than 1%.
 ____________________
 (1) Number of shares underlying stock options which are exercisable as of March 24, 2008, or which become exercisable 60 days thereafter.
 (2) The percentages are based upon 70,385,013 shares, which equals our outstanding shares as of March 24, 2008. For beneficial owners who hold options exercisable within 60 days of March 24, 2008, the number of shares of Common Stock on which the percentage is based also includes the number of shares underlying such options.

 (3) Clarence L. Werner has sole voting power with respect to these 23,582,985 shares, sole dispositive power for 8,581,735 of these shares and shared dispositive power with respect to 15,001,250 shares.
 (4)  The  shares  shown for Gary L. Werner do  not  include:
      (i)   479,497  shares  held  by  the  Gary  L.   Werner
      Irrevocable Inter Vivos QTIP Trust II (the sole trustee of this trust is Union Bank and Trust Company, which has sole investment and sole voting power over the shares held by the trust); and (ii) 500,000 shares held by the Becky K. Werner Revocable Trust (the sole trustee of this trust is Becky K. Werner, Mr. Werner's wife, and she has sole investment and sole voting power over the shares held by the trust). Mr. Werner disclaims actual and beneficial ownership of the shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II and the shares held by the Becky
      K. Werner Revocable Trust.
 (5) Daniel H. Cushman's employment with the Company ended on January 15, 2008. Prior to January 15, 2008, Mr. Cushman was a named executive officer of the Company and served as Senior Executive Vice President and Chief Marketing Officer. Derek J. Leathers became a named executive officer of the Company in 2008 upon the end of Mr. Cushman's employment. Mr. Cushman's business address is 3930 16th Avenue S.W., Post Office Box 68, Cedar Rapids, Iowa 52406.
 (6) Based on Schedule 13G (Amendment No. 1) as of December 31, 2007, as filed with the SEC by Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP claims no sole voting power or sole dispositive power with respect to any of these shares, but does claim shared voting power of 6,651,182 shares and shared dispositive power with respect to 9,309,382 shares.
 (7) Based on Schedule 13G (Amendment No. 1) as of December 31, 2007, as filed with the SEC by Dimensional Fund Advisors LP, 1299 Ocean Avenue, Santa Monica, California 90401. Dimensional Fund Advisors LP claims sole voting power and sole dispositive power with respect to these 5,760,765 shares, but does not claim any shared voting power or shared dispositive power with respect to any of these shares.
 (8) Daniel H. Cushman is excluded from this group because he is not currently an executive officer, nor was he such an officer as of March 24, 2008.


                    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the Proxy Statement explains how our compensation policies and practices are developed and operate with respect to the named executive officers identified below and in the Summary Compensation Table. In "Compensation Discussion and Analysis," we also discuss and analyze our executive compensation program and the executive compensation amounts shown below. This discussion should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative disclosures) and the "Compensation Committee" section under "Corporate Governance" in this Proxy Statement. As indicated in that section, the Compensation Committee of the Board of Directors is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. Our Compensation Committee is also comprised solely of non-employee directors, each of whom is independent pursuant to NASDAQ listing standards.

Named  Executive  Officers.  Pursuant to the  SEC  rules,  our named executive officers consist of the Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the three most highly compensated executive officers (excluding the CEO and CFO) who were executive officers as of December 31, 2007. The five named executive officers of the Company during 2007 were:

  1.   Clarence L. Werner (1)    Chairman
  2.   Gary L. Werner            Vice Chairman
  3.   Gregory L. Werner (1)     President and Chief Executive Officer
  4.   Daniel H. Cushman (2)     Senior Executive Vice President and Chief Marketing Officer
  5.   John J. Steele            Executive Vice President, Treasurer and Chief Financial Officer


  ____________________
  (1) On February 8, 2007, Clarence L. Werner resigned as the CEO, and our Board of Directors appointed Gregory
       L. Werner as the CEO.
  (2) Daniel H. Cushman was a named executive officer during 2007 and until his employment with the Company ended in January 2008. During 2008, we have not made any policies or specific decisions, nor have we taken any steps, that affect Mr. Cushman's 2007 compensation or affect a fair understanding of such compensation.

Executive Compensation Program and Philosophy. Our executive compensation program is designed to achieve the following primary objectives:
     * Attract, motivate and retain high-quality executives who contribute to the advancement of our strategic, operational and financial goals.
     * Reward our named executive officers for their individual performance and their contribution to the achievement of our overall business objectives.
     * Support our Mission Statement, Vision Statement and guiding corporate principles. (Our Mission and Vision Statements are included on our website at www.werner.com under "About Us.")

The Compensation Committee carries out our executive compensation philosophy by applying the following principles:
     * Provide compensation that is competitive with that paid by companies in our same market and industry for executive talent. Our Compensation Committee has the authority to engage the services of a third-party advisor to assist with determining how our executive compensation program compares to those of other companies.
     * Reward performance by considering factors such as (i) our financial performance and (ii) the executive's individual performance and contribution to our overall business goals.
     * Ensure that highly capable and goal-oriented executives remain motivated and committed to the Company, even when downturns in the industry and economy affect company performance. This principle is important with respect to encouraging our executives to remain with the Company for long and productive careers.
     * Encourage executive officers to become stockholders and facilitate stock ownership in the Company by offering equity-based compensation. We believe that stock ownership aligns our executive officers' interests with those of our stockholders and supports strategic decision-making and actions that will serve our long-term interests.
     * Provide limited executive perquisites.

Elements of Executive Compensation. Our Compensation Committee's determination of compensation levels for executive officers differs depending upon the position and current total direct compensation of the individual being considered.

(Direct compensation includes base salary, bonuses and long-term incentive awards.) The Compensation Committee will then evaluate the individual elements of our executive compensation program: base salary, performance-based compensation, long-term incentive compensation, perquisites and benefits. The following discussion explains these elements and their primary purposes of our 2007 executive compensation program.

     Base   Salary.   Base  salary  is  a  fixed  element   of
       compensation that we pay to each named executive officer for the performance of his primary job duties and responsibilities. We review base salaries on an annual basis. Base salaries are not established on the basis of any specific performance criteria, but a number of factors are considered when determining individual salary levels. These factors include but are not limited to (i) the individual's performance;
       (ii) the performance of the business unit(s) or function(s) under his leadership; (iii) our overall performance and achievements; and (iv) the economic and business conditions affecting the Company at the time of the review. The base salaries paid to each of our named executive officers will vary due to the application of these factors. Market adjustments to named executive officer base salaries are generally made when there is a significant change in an officer's position or responsibilities or if competitive market data indicates a significant deviation compared to market salary practices; however, while we may be guided by such events and data, we do not set compensation levels at targeted or specific levels relative to that of a particular peer, competitor or industry group. The Compensation Committee's determination of named executive officer compensation packages are primarily made through the exercise of its particular judgment. The base salaries of our named executive officers are disclosed in the Summary Compensation Table.

     Performance-Based  Compensation  (Annual   Cash   Bonus).
       Performance-based compensation is typically awarded in the form of annual cash bonuses. Our annual cash bonus program is a discretionary program designed to reward executives, and performance-based compensation awards are determined at the sole discretion of our Compensation Committee. We believe the annual cash bonus program rewards performance and motivates executive officers to improve our overall performance, which contributes to our long-term success. Historically, annual cash bonus payments to executive officers have been the same or higher than the previous year's payment, and this practice correlates with our consistent profitable growth record after considering the economic and business conditions affecting us.

       The Compensation Committee awards performance-based compensation that it considers appropriate based upon or after assessing: (i) the economic and business conditions affecting the Company; (ii) the respective officer's individual performance and contribution toward achieving our business objectives; (iii) the amount of the executive officer's bonus payment awarded in the preceding year; (iv) the CEO's recommendation to the Compensation Committee; (v) performance-based compensation data for certain officer positions, including actual bonuses paid in the marketplace at other transportation and logistics services companies in our peer group (such companies are listed under "Competitive Peer Groups and Benchmarking" within the "Compensation Discussion and Analysis" section in this Proxy Statement); and (vi) our overall financial results (including our revenues, net income, operating ratio, profit margin, number of tractors, stock price and return on assets) relative to other peer transportation and logistics services companies. Final award amounts approved by the Compensation Committee for each executive officer are intended to be competitive for our market and reflective of each respective executive officer's performance and contribution to our financial and business growth and success.

       In November 2007, our Compensation Committee approved and awarded annual cash bonuses to the named executive officers under our discretionary annual cash bonus program. These bonuses were awarded at the same level as those awarded in 2006. In making its decision, the Compensation Committee determined that our performance for the nine-month period ended September 30, 2007 was equivalent to or exceeded the median revenues, net income, operating ratio, profit margin, number of tractors and stock price of our transportation and logistics services peers. The Compensation Committee also considered that our overall financial performance met management's expectations, particularly given the challenging business and economic climate. The annual cash bonuses awarded in 2007 are disclosed in the Summary Compensation Table.

     Long-Term  Incentive Compensation (Stock  Options).   Our
       long-term incentive program is important to us because it encourages long-term retention of executive officers and enables us to recognize efforts put forth by these officers that contributed to any stock price appreciation. We have historically chosen a stock option long-term incentive program because we believe that stock options link executive officer interests with those of our stockholders and provide meaningful equity ownership opportunities for executive officers. The periodic vesting periods of long-term incentive compensation also directly align the interests and compensation of named executive officers with our stockholders' interests by rewarding creation and preservation of long-term stockholder value.

       Stock option grants are made at the discretion of the Compensation Committee and are not necessarily made on an annual basis. In determining an overall pool of stock options to make available for grant, the Compensation Committee considers dilution and how our relative financial performance compares against the marketplace. The Compensation Committee also evaluates each executive officer's responsibilities, individual performance and contribution to our performance for purposes of allocating the overall stock option pool among executive officers.

       In 2007, our stockholders approved amendments to our Equity Plan that allowed us to award restricted stock to our executive officers. We believe the use of restricted stock would have a less dilutive effect on earnings per share as compared to stock options, and restricted stock would also directly link executive officer interests with those of our stockholders because restricted stock units are impacted by both increases and decreases in stock price. Although we have not granted any restricted stock awards, the 2007 amendments to our Equity Plan permit the Compensation Committee to make future grants comprised of a combination of stock options and restricted stock awards in our ongoing long-term incentive program.

       On November 29, 2007, we made stock option grants to certain named executive officers. The options to purchase our Common Stock were awarded by the Compensation Committee pursuant to our Equity Plan. The named executive officers who received stock options were Daniel H. Cushman (25,000 shares) and John J. Steele (15,000 shares). The Compensation Committee did not grant any stock options to Messrs. Clarence L. Werner, Gary L. Werner and Gregory L. Werner. Please refer to the Summary Compensation Table and Grants of Plan-Based Awards table for further details concerning these awards.

     Perquisites.  Our executive compensation program includes
       limited executive perquisites that we consider to be an important element of our total executive reward packages and are necessary for named executive officers to carry out the responsibilities of their positions. We believe our named executive officer perquisites and other benefits are representative of and competitive with those offered by companies with whom we compete for executive talent, and offering these perquisites and benefits helps us with attracting and retaining valued executive talent. The aggregate incremental cost of provided perquisites and other benefits to the named executive officers is shown in the "All Other Compensation" column of the Summary Compensation Table and detailed in the "All Other Compensation for 2007" section of the Proxy Statement.

       The perquisites offered under our executive compensation program are as follows:
          * Income Tax Preparation Services. Our Vice Chairman and President and CEO utilize income tax preparation services provided by us. The Chairman also utilizes our income tax, accounting and legal services, and he reimburses us for such services.
          * Country Club Membership. In 2007, we provided the Senior Executive Vice President and Chief Marketing Officer with a country club membership. The membership fees were paid by us.
          * Personal Use of Corporate Aircraft. The Chairman, Vice Chairman and the President and CEO are permitted personal use of our corporate aircraft provided they reimburse the Company. We do not provide non-reimbursed personal use to any of these three executives. When the Chairman,
            Vice Chairman or President and CEO uses our corporate aircraft for personal business, such executive officer reimburses us the higher of our incremental cost or the IRS taxable amount. Such reimbursements made by the Chairman in 2007 are discussed in "Transactions with Related Persons." Senior management is also permitted limited personal use of corporate aircraft with the approval of the Chairman, Vice Chairman or
            President and CEO. In 2007, we provided the Senior Executive Vice President and Chief
            Marketing Officer with use of our corporate aircraft for one personal trip for himself and other individuals.
          * Company Vehicle. We provide each named executive officer with one Company vehicle for business and personal use, with the exception of the Chairman and the President and CEO who are each provided two Company vehicles.

     Benefits.   As  discussed  above  in  "Perquisites,"   we
       believe our benefits are competitive compared to those offered by companies in our industry and competitive peer group and are essential for retaining exceptional executives. Our named executive officers participate in the full range of health and welfare benefits, and are covered under the same plans and terms, that are provided to all of our full-time employees in the United States. In 2007, the Senior Executive Vice President and Chief Marketing Officer received an additional subsidy of his healthcare premiums. These premiums are discussed under "All Other Compensation for 2007." Our benefits also include Company contributions to our 401(k) Plan and a Company match made under our Employee Stock Purchase Plan, both of which are made on the same terms as provided to our full-time U.S. employees. These contributions and matches are also detailed under "All Other Compensation for 2007." At the named executive officers' request, the Vice Chairman and the President and CEO do not receive a matching contribution from us for the 401(k) Plan. The Chairman does not participate in the 401(k) Plan. The nonqualified deferred compensation plan (as described further under "Nonqualified Deferred Compensation for 2007") allows key employees whose 401(k) Plan contributions are limited by IRS regulations affecting highly compensated employees to contribute additional amounts on a tax-deferred basis, subject to annual dollar limits we impose. The nonqualified deferred compensation plan provisions allow us to make matching contributions; however, to date, we have elected not to make a matching contribution.

Compensation Process and Determination. Annual executive compensation decisions are made by our Compensation Committee. When determining total compensation, we apply a consistent approach for all named executive officers. The structure and level of our executive compensation is determined, in large part, by considering all elements of compensation, rather than only a few components in isolation. Our Compensation

Committee also exercises appropriate business judgment in  how
it   applies  these  standard  approaches  to  the  facts  and
circumstances involving each respective executive officer.

     Compensation of Chairman, Vice Chairman and the President
       and CEO. Our Compensation Committee consults an independent third-party consultant to assist with developing executive compensation packages for our Chairman, Vice Chairman and President and CEO. Upon assessing the executive compensation information compiled by the consultant, our Compensation Committee then meets in executive session and determines a compensation package for these particular officers based on each individual's job performance and responsibilities, leadership, our financial and operating performance and how the elements of executive compensation apply to such individual. The CEO's compensation is also reflective of our overall performance and the achievement of the CEO's goals and objectives for the Company. Our CEO is also eligible for all of the same programs (such as health and welfare benefits) as our other named executive officers.

       Each year, the Compensation Committee reviews each element of executive compensation and how such elements relate to the total direct compensation and executive position and related responsibilities of each named executive officer. As part of this annual process, the Compensation Committee also examines how such elements are reflected in competitive executive compensation market data when determining annual pay opportunities. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set.

     Compensation of Other Named Executive Officers.   At  the
       end of the year, the Compensation Committee reviews the competitive market compensation data for our peer group. Upon doing so, our Compensation Committee establishes base salary and annual cash bonus "pay ranges" according to job title (such as Senior Executive Vice President and Executive Vice President). The CEO may then make changes to executive officer base salaries during the following year, provided such changes are within the parameters of the pay ranges designated by the Compensation Committee. Any proposed changes that do not fall within the established pay ranges require approval of the Compensation Committee. Our Compensation Committee reviews and approves these base salary changes at the close of the year. (For example, our Compensation Committee sets base salary pay ranges in November 2007 for fiscal year 2008. The CEO has delegated authority to modify base salaries throughout 2008 within these ranges. In November 2008, the Compensation Committee will review the CEO's year-end total cash compensation recommendations for the named executive officers, and such recommendations will include these base salary changes.) After conducting its review of our peer group's compensation data, the Compensation Committee also evaluates and approves the annual cash bonus and long-term incentive compensation for each named executive officer. In making such determinations, the Compensation Committee considers relevant factors, including (i) each executive officer's position and related responsibilities, (ii) overall individual and Company performance and (iii) achievement of corporate goals and objectives. Our Compensation Committee determines annual cash bonus and long-term incentive compensation near the end of the fiscal year.

Competitive Peer Groups and Benchmarking. The Compensation Committee refers to a competitive market analysis prepared by Towers Perrin when it reviews and prepares executive compensation packages for the year. In 2007, Towers Perrin assisted our Compensation Committee with identifying the Company's peer group, which consists of companies that specifically provide transportation and logistics services. The Compensation Committee then compares our elements of executive compensation (base salary, annual bonus and long-term incentives) to amounts paid for similar executive positions among (i) those companies in our peer group and (ii) a broader general industry group comprised of companies with median revenues of $2 billion. The Compensation Committee places more significance on our competitive peer group than the general industry group.

Each year, our Compensation Committee also reviews the general criteria and recommendations for the addition or removal of companies in our competitive peer group. The criteria include but are not limited to market capitalization, revenues and revenue growth, earnings per share and total stockholder return, net income and industry of operation. Upon applying these criteria, the Compensation Committee was able to select our peer group, which is comprised of 17 companies in the transportation and logistics industry with whom we compete for executive talent. Although the Compensation Committee may make changes to the peer group when appropriate, the group remained consistent and did not change from 2006 to 2007. In 2007, after applying these criteria, we found that our revenues fell nearest to those revenues in the top quartile of our competitive peer group; as a result, we compare total executive compensation against the 75th percentile of this peer group. The general industry data, on the other hand, is regressed or size-adjusted according to our annual revenues. Therefore, we compare total executive compensation at the median of the general industry group.


                         Werner Enterprises, Inc.
                       2007 Competitive Peer Group
                       ---------------------------
             Arkansas Best                     Landstar System
             Celadon Group                     Marten Transport
                Con-Way                    Old Dominion Freight Line
          Covenant Transport                  Pacer International
   Expeditors International of Washington            Saia
          Heartland Express                  Swift Transportation
               Hub Group                           USA Truck
      J. B. Hunt Transport Services         U.S. Xpress Enterprises
         Knight Transportation


The   Compensation   Committee  does  not   attempt   to   set
compensation elements for each executive to meet specific benchmarks based on peer group and general industry data. Instead, we consider these comparisons as one factor in determining executive compensation levels. Generally, the Compensation Committee reviews total compensation levels annually and makes adjustments when job responsibilities, individual performance or market data warrants such modifications. Actual total compensation can vary from year to year based on Company, operating unit and individual performance.

Other Policies and Considerations.

     Stock  Grant  Practices.   Under  our  Equity  Plan,  the
       Compensation Committee may grant stock options to our executive officers and non-employee directors. We do not have an annual equity program, and the Equity Plan does not require us to grant equity awards on an annual or otherwise regular basis. Therefore, our Compensation Committee does not grant stock options on any pre-determined grant date. Instead, the Compensation Committee selects a grant date after it decides to award stock options. The committee also selects a grant date that occurs when neither the recipient nor the Compensation Committee possess material nonpublic information. When choosing the grant date, our Compensation Committee also monitors long-term trends in our stock price and attempts to select grant dates that will provide incentives for management to increase our stock value and increase the stock price to higher levels. Pursuant to our Equity Plan, the purchase price of the Common Stock under each option is equal to the closing price of our Common Stock on the date the option is granted. For stock options granted prior to the May 8, 2007 Equity Plan amendments discussed below, the purchase price of the Common Stock under each option was equal to the closing price of our Common Stock on the day prior to the date of grant.

       Our Compensation Committee also establishes the vesting period for each grant. All stock options granted to our named executive officers vest over a six-year period based on the following schedules and expire after ten years.


                                     2007 Grant:       1999-2006 Grants:
          Years from Grant Date     Amount Vested        Amount Vested
          ---------------------     -------------        -------------
           2 Years (24 Months)           15%                  25%
           3 Years (36 Months)           20%                  20%
           4 Years (48 Months)           20%                  20%
           5 Years (60 Months)           20%                  20%
           6 Years (72 Months)           25%                  15%


       Our Equity Plan also permits the Compensation Committee to grant awards comprised of SARs and restricted stock. No such awards have been granted, in 2007 or at any other time. On May 8, 2007, our stockholders approved amendments to the Equity Plan, and the Equity Plan was included as an exhibit to Form 8-K filed with the SEC on May 14, 2007. Please refer to "Long-Term Incentive Compensation (Stock Options)" under "Elements of Executive Compensation" and "Compensation Discussion and Analysis" for additional details regarding stock option determinations.

     Executive  Stock Ownership.  We do not have formal  stock
       ownership guidelines or requirements for our executive officers. As discussed in this Proxy Statement, our Equity Plan permits us to grant nonqualified stock options, SARs and restricted stock to executive officers. The Compensation Committee granted stock options to two named executive officers on November 29, 2007: Daniel H. Cushman (25,000 shares) and John J. Steele (15,000 shares). The individual stock ownership of our named executive officers is provided in the Beneficial Ownership table.

     Tax  Deductibility of Executive Compensation;  Accounting
       Considerations. The Compensation Committee reviews estimated tax and accounting (pro forma expense) projections and implications and how these factors impact the material elements of our executive compensation program. Generally, executive salaries and performance-based compensation are accrued as expense over the requisite service period related to the particular compensation element (this period is typically equal to the performance period of the executive officer), and we realize a tax deduction upon the payment of the compensation to the executive.

       Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction, in any one taxable year, for non-performance-based compensation in excess of $1 million paid to the Chief Executive Officer and the next four highest compensated executive officers (the CEO and such officers collectively, the "covered officers"). Certain compensation of the covered officers is specifically exempt from the deduction limit to the extent that such compensation does not exceed $1 million during any fiscal year or is "performance-based" as defined in Section 162(m). The

       Compensation Committee carefully considers and monitors the effect of Section 162(m) on our executive compensation program and will structure compensation to preserve its tax deductibility under Section 162(m) while maintaining our ability to attract, motivate and retain high-quality executive officers. The Compensation Committee also believes there are circumstances where the interests of the Company and our stockholders are best served by maintaining flexibility in the manner compensation is provided. In those events, the Compensation Committee may, at its discretion, approve payments of nondeductible compensation if the Compensation Committee believes the circumstances warrant such payments. All amounts paid to the covered officers during 2007 qualified as deductible under Section 162(m), except for $97,308 paid to Clarence L. Werner and $66,423 paid to Gregory
       L. Werner.

Employment Arrangements

None of our named executive officers has any type of written employment agreement with us.

Arrangements and Potential Payments Upon Termination or Change in Control

Termination. None of our named executive officers has a severance agreement with us. We do not provide for incremental compensation or special treatment for incentive compensation in the event of a named executive officer's voluntary termination, termination for cause or termination by death or disability. None of our named executive officers for 2007 currently has any such severance benefit arrangement, except Daniel H. Cushman. We entered into a separation agreement with Mr. Cushman upon the end of his employment with the Company on January 15, 2008 (the "Employment End Date"). Pursuant to this separation agreement, Mr. Cushman (i) could exercise his stock options that vested as of the Employment End Date, as permitted by and in accordance with the Equity Plan; (ii) would be paid for any vacation (as paid time off) accrued prior to his Employment End Date, of which there was none; and (iii) received dental and health insurance coverage until January 31, 2008, which all of our employees receive through the last day of the month in which their employment ends. The separation agreement also provided that if Mr. Cushman elected COBRA continued health coverage after January 31, 2008, we would subsidize such coverage until the earlier of March 31, 2008 or Mr. Cushman's employment with another company.

Change in Control. None of our named executive officers has a change in control agreement with us, and we do not currently provide for incremental compensation or special treatment for incentive compensation related to a change in control. The stockholder-approved Equity Plan amendments (approved in May
2007) included change in control provisions. Under the Equity Plan, the Compensation Committee and the Board have the authority and discretion to take certain actions in the event of a change in control in the Company, and determinations of such actions are generally made with respect to all named executive officers or on a case-by-case basis. These actions include, but are not limited to, adjusting outstanding option awards or accelerating the vesting dates of outstanding awards.

Potential Benefits Payable Under the Equity Plan. As stated above, we do not have any severance or change in control agreements with any of our named executive officers. Our Equity Plan, however, permits the vesting of outstanding stock options and restricted stock upon certain termination or resignation actions following a change in control. The Equity Plan provides that within the period beginning upon a change in control and ending on the second anniversary of the change in control, a named executive officer may be terminated other than for "cause" or may voluntarily resign for "good reason." Upon the occurrence of either event, (i) all outstanding stock options and SARs will become fully exercisable and (ii) all conditions and restrictions (other than those imposed by law) on outstanding restricted stock will be deemed satisfied as of the executive officer's employment termination date. "Cause,"

"good reason" and "change in control" are defined in the Equity Plan, as approved and amended, included as an exhibit to the Form 8-K filed with the SEC on May 14, 2007.

The table below shows the potential benefits payable to each named executive officer due to the occurrence of either the termination or resignation event described in the Equity Plan. The amounts of the potential benefits represent the estimated value of all unvested stock options that would fully vest upon either event, assuming such event occurred on December 31, 2007 (the last day of our fiscal year) and a stock price of $17.03, which was the NASDAQ closing market price of our Common Stock on the same date. These amounts are the same for both events and are reflected in the "Potential Benefit" column.


                Potential Benefits Payable Under the Equity Plan
------------------------------------------------------------------------------------
 Name                  Number of Unvested Shares Vesting  Potential Benefit ($) (1)
 ----                  ---------------------------------  -------------------------
 Clarence L. Werner                 55,000                             -
 Gary L. Werner                     55,000                             -
 Gregory L. Werner                  55,000                             -
 Daniel H. Cushman (2)             106,250                           9,188
 John J. Steele                     37,250                           3,938


 ____________________
 (1) The actual exercise prices of the options (as specified in each named executive officer's respective award agreements) vary from the $17.03 closing market price used to calculate the amounts in this table. These actual exercise prices range from a minimum of $16.68 per share to a maximum of $18.33 per share. No potential benefit was calculated for options where the option exercise price exceeded the $17.03 closing market price on December 31, 2007.
 (2) Daniel H. Cushman's employment with the Company ended on January 15, 2008. Consequently, these 106,250 unvested stock options were forfeited upon the end of Mr. Cushman's employment.

Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

In conjunction with the preparation of the Company's Annual Report on Form 10-K for 2007 and this Proxy Statement for the Annual Meeting of Stockholders to be held May 13, 2008, the Compensation Committee has reviewed and discussed with management the foregoing "Compensation Discussion and Analysis" section required by Item 402(b) of Regulation S-K.

Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for 2007.

                         Patrick J. Jung, Committee Chair
                         Kenneth M. Bird
                         Gerald H. Timmerman

Summary Compensation Table

The Summary Compensation Table provided on page 29 presents all elements of compensation for our named executive officers for 2007 as follows:
     * Salary:  refers to Base Salary.
     * Bonus:    refers   to  Performance-Based   Compensation
       (Annual Cash Bonus).
     * Option Awards: refers to amounts expensed in our financial statements under SFAS No. 123 (Revised
       2004), Share-Based Payment.
     * All   Other  Compensation:   represents  the  aggregate
       amount of:
          (i)    Perquisites and other personal benefits;
          (ii)   Matching Company contributions to the  401(k)
                 Plan;
          (iii)  Insurance premiums paid by the Company;
          (iv)   Tax reimbursements; and
          (v)    Matching  Company  contributions  under   the
                 Employee Stock Purchase Plan.

You should read the Summary Compensation Table in conjunction with the "Compensation Discussion and Analysis" section and the tables and narrative descriptions that follow. Executive deferrals to our 401(k) Plan and nonqualified deferred compensation plan are included in the appropriate column (typically the "Salary and/or Bonus" columns) for which the compensation was earned. The "Stock Awards" and "Non-Equity Incentive Plan Compensation" columns are omitted from the Summary Compensation Table because no stock or non-equity incentive plan awards were made in 2007.


                                 Summary Compensation Table
-----------------------------------------------------------------------------------------------------
                                                               Change in
                                                                Pension
                                                                Value &
                                                              Nonqualified
                                                                Deferred         All
                                                     Option   Compensation      Other
 Name and                                   Bonus    Awards     Earnings     Compensation
 Principal Position       Year   Salary    ($) (1)   ($) (6)    ($) (2)        ($) (3)      Total ($)
 ------------------       ----   ------    -------   -------    -------        -------      ---------

 Clarence L. Werner -     2007   715,000   350,000   174,815       -            32,308      1,272,123
 Chairman (4)             2006   715,000   350,000   412,885       -            32,621      1,510,506

 Gary L. Werner -         2007   355,000   230,000   131,624       -            18,115       734,739
 Vice Chairman            2006   355,000   230,000   261,667       -            17,260       863,927

 Gregory L. Werner -      2007   679,615   350,000   139,959       -            36,808      1,206,382
 President and CEO (4)    2006   420,000   350,000   290,852       -            37,093      1,097,945

 Daniel H. Cushman -      2007   310,770   245,000   173,535       -            43,896       773,201
 Senior Executive         2006   310,270   245,000   258,286       -            26,863       840,419
 Vice President and Chief
 Marketing Officer (5)

 John J. Steele -         2007   210,000    80,000    49,225       -            17,419       356,644
 Executive                2006   210,000    80,000    64,651       -            14,507       369,158
 Vice President,
 Treasurer and CFO


 ____________________
 (1)  Annual  cash bonus  awards are made under the annual
      cash  bonus program.  These  bonuses were awarded by
      the Compensation Committee on November 29, 2007.
 (2)  None  of  the  earnings  on  nonqualified   deferred
      compensation    balances    are    above-market   or
      preferential earnings.
 (3) Refer to the All Other Compensation for 2007 table below for a more detailed explanation of all other compensation.
 (4) On February 8, 2007, Mr. Clarence L. Werner resigned as the CEO and our Board appointed Gregory L. Werner as the CEO.
 (5) Daniel H. Cushman's employment with the Company ended on January 15, 2008. Prior to January 15,
      2008, Mr. Cushman was a named executive officer of the Company during 2007 and until his employment ended in January 2008.
 (6) On November 29, 2007, our Compensation Committee granted Daniel H. Cushman a total of 25,000 options and John J. Steele a total of 15,000 options. These grants were made pursuant to our Equity Plan. Refer to Note 5 of our Annual Report on Form 10-K for 2007 for the assumptions used in the valuation.

All Other Compensation for 2007

The   table   below  shows  the  components  of   "all   other
compensation"   provided  in  2007  to  the  named   executive
officers.

                                      All Other Compensation for 2007
------------------------------------------------------------------------------------------------------------------
                                                                                  Company
                                                                                  Contrib-
                                                                                  utions to
                                                                       Company    Employee
                               Perquisites       Tax                   Contrib-     Stock    Severance
                                 & Other      Reimburse   Insurance   utions to   Purchase   Payments/
                                 Personal      -ments     Premiums      401(k)      Plan      Accruals
 Name                   Year   Benefits ($)    ($) (1)     ($) (2)     Plan ($)    ($) (3)    ($) (4)    Total ($)
 ----                   ----   ------------    -------     -------     --------    -------    -------    ---------
 Clarence L. Werner (5) 2007      20,801       11,507         -            -          -          -         32,308
 Gary L. Werner (6)     2007      12,666        5,449         -            -          -          -         18,115
 Gregory L. Werner (7)  2007      25,301       11,507         -            -          -          -         36,808
 Daniel H. Cushman (8)  2007      28,893        8,245       2,112        3,837       809         -         43,896
 John J. Steele (9)     2007       8,471        4,484         -          3,655       809         -         17,419


 ____________________
 (1)  Tax gross-ups for Company  vehicle  use  for  Messrs.
      Clarence L. Werner, Gary L. Werner, Gregory L. Werner
      and  John  J.  Steele.  Tax  gross-ups  of $4,484 for
      Company  vehicle use and  $3,761 for the IRS value of
      personal use of corporate aircraft for Mr. Cushman.
 (2)  Insurance  premium of $2,112 represents an additional
      subsidy of Daniel H. Cushman's healthcare premiums.
 (3)  There   is  a   15%   Company  match   for   employee
      contributions  to the  Employee  Stock Purchase Plan.
 (4) In 2007 we did not, and do not currently, have any change in control arrangements with any of the named officers.
 (5) Perquisites and personal benefits include $20,801 for use of two Company vehicles.
 (6) Perquisites and personal benefits include $10,166 for use of one Company vehicle and $2,500 for income tax preparation services.
 (7) Perquisites and personal benefits include $20,801 for use of two Company vehicles and $4,500 for income tax preparation services.
 (8) Perquisites and personal benefits include $8,471 for use of one Company vehicle; $5,866 for Company-paid country club membership; and $14,556 for personal use of corporate aircraft.
 (9) Perquisites and personal benefits include $8,471 for use of one Company vehicle.

Our contributions on behalf of the named executive officers to the 401(k) Plan and Employee Stock Purchase Plan are made on the same terms as provided to all of our full-time employees in the United States. In addition to the above-mentioned compensation, the named executive officers also participated in voluntary health and welfare benefit programs that are available and comparable to such programs for all full-time U.S. employees.

Grants of Plan-Based Awards for 2007

The following table sets forth information regarding stock option awards granted to named executive officers under our
Equity Plan during 2007. Columns required by the SEC regulations are omitted where there is no amount to report or such column is inapplicable for all of the named executive officers.


                         Grants of Plan-Based Awards for 2007

                                                    All Other
                                     All Other       Option                    Grant Date
                                   Stock Awards:     Awards:                   Fair Value
                                     Number of      Number of    Exercise or    of Stock
                                     Shares of     Securities     Base Price   and Option
                                     Stock or      Underlying     of Option      Awards
 Name                 Grant Date     Units (#)     Options (#)    ($/Sh) (1)     ($) (2)
 ----                 ----------     ---------     -----------    ----------     -------
 Clarence L. Werner       -              -              -              -            -
 Gary L. Werner           -              -              -              -            -
 Gregory L. Werner        -              -              -              -            -
 Daniel H. Cushman    11/29/2007         -           25,000          17.18       161,113
 John J. Steele       11/29/2007         -           15,000          17.18        96,668


 ____________________
 (1) The exercise price is equal to the closing market price on the date of grant.
 (2) Note 5 of our Annual Report on Form 10-K for 2007 includes the assumptions used in determining valuations provided in this column.

Outstanding Equity Awards at 2007 Year-End

The table on page 32 presents information regarding all outstanding equity awards held by each of the named executive officers as of December 31, 2007. There are no outstanding stock awards for any executives; therefore, the columns pertaining to such stock awards are excluded from the table.


                           Outstanding Equity Awards at December 31, 2007
---------------------------------------------------------------------------------------------------
                                         Option Awards
                                         -------------
                                                                   Equity
                                                                 Incentive
                                                                Plan Awards:
                         Number of            Number of          Number of
                         Securities          Securities          Securities
                        Underlying           Underlying         Underlying     Option
                        Unexercised          Unexercised        Unexercised   Exercise     Option
                          Options:            Options:           Unearned      Price     Expiration
 Name                 (#) Exercisable   (#) Unexercisable (1)   Options (#)    ($/Sh)       Date
 ----                 ---------------   ---------------------   -----------    ------       ----
 Clarence L. Werner       550,000                 -                  -          9.77     09/29/2011
                           45,000               55,000               -         18.33     05/20/2014

 Gary L. Werner           201,668                 -                  -          7.73     07/12/2010
                          275,000                 -                  -          9.77     09/29/2011
                           45,000               55,000               -         18.33     05/20/2014

 Gregory L. Werner         25,001                 -                  -          7.35     12/21/2009
                          300,001                 -                  -          7.73     07/12/2010
                          366,668                 -                  -          9.77     09/29/2011
                           45,000               55,000               -         18.33     05/20/2014

 Daniel H. Cushman          8,750                 -                  -          9.26     04/09/2009
 (2)                        2,917                 -                  -          8.96     04/14/2009
                           22,918                 -                  -          7.35     12/21/2009
                           55,418                 -                  -          7.61     09/20/2010
                           66,668                 -                  -          9.77     09/29/2011
                           45,000               55,000               -         18.33     05/20/2014
                            8,750               26,250               -         16.68     10/22/2015
                             -                  25,000               -         17.18     11/30/2017

 John J. Steele            33,334                 -                  -          7.35     12/21/2009
                           12,500                 -                  -          9.77     09/29/2011
                            9,000               11,000               -         18.33     05/20/2014
                            3,750               11,250               -         16.68     10/22/2015
                             -                  15,000               -         17.18     11/30/2017


 ____________________
 (1) The vesting dates of unvested and unexercisable stock options are reported in the Vesting Dates of Unvested and Unexercisable Stock Options table on page 33.
 (2) Following the end of his employment with the Company in January 2008 and pursuant to his separation agreement, Daniel H. Cushman exercised 210,421 vested stock options and forfeited 106,250 unvested stock options.


                 Vesting Dates of Unvested and
      Unexercisable Stock Options as of December 31, 2007
----------------------------------------------------------------------
                       Shares                   Shares
  Name                 Vesting   Vesting Date   Vesting   Vesting Date
  ----                 -------   ------------   -------   ------------
  Clarence L. Werner    20,000    05/19/2008
                        20,000    05/19/2009
                        15,000    05/19/2010

  Gary L. Werner        20,000    05/19/2008
                        20,000    05/19/2009
                        15,000    05/19/2010

  Gregory L. Werner     20,000    05/19/2008
                        20,000    05/19/2009
                        15,000    05/19/2010

  Daniel H. Cushman     20,000    05/19/2008      7,000     10/21/2010
  (1)                    7,000    10/21/2008      5,000     11/29/2010
                        20,000    05/19/2009      5,250     10/21/2011
                         7,000    10/21/2009      5,000     11/29/2011
                         3,750    11/29/2009      5,000     11/29/2012
                        15,000    05/19/2010      6,250     11/29/2013

  John J. Steele         4,000    05/19/2008      3,000     10/21/2010
                         3,000    10/21/2008      3,000     11/29/2010
                         4,000    05/19/2009      2,250     10/21/2011
                         3,000    10/21/2009      3,000     11/29/2011
                         2,250    11/29/2009      3,000     11/29/2012
                         3,000    05/19/2010      3,750     11/29/2013


  ____________________
  (1) Following the end of his employment with the Company in January 2008 and pursuant to his separation agreement, Daniel H. Cushman forfeited all of his unvested stock options.

Option Exercises for 2007

The following table provides information regarding stock options that were exercised by our named executive officers during 2007. The "value realized on exercise" reflects the total pre-tax value (stock price at exercise minus the grant/exercise price of the option) realized by the officers. There are no outstanding stock awards for any named executive officers, so these columns have been omitted from the table.


                        Option Exercises for 2007
-----------------------------------------------------------------------
                                          Option Awards
                                          -------------
                                Number of Shares       Value Realized
   Name                     Acquired on Exercise (#)   on Exercise ($)
   ----                     ------------------------   ---------------
   Clarence L. Werner (1)           675,000               7,016,845
   Gary L. Werner                      -                      -
   Gregory L. Werner (2)             26,667                221,923
   Daniel H. Cushman                 1,564                 12,371
   John J. Steele (3)                18,750                168,047


   ____________________
   (1) The total number of shares acquired on exercise and held by Mr. Clarence L. Werner is 675,000.
   (2) The total number of shares acquired on exercise and held by Mr. Gregory L. Werner is 6,900.
   (3) The total number of shares acquired on exercise and held by Mr. Steele is 2,150.

Nonqualified Deferred Compensation for 2007

We established a nonqualified deferred compensation plan in 2005 for eligible key employees whose 401(k) Plan contributions were limited by IRS regulations affecting highly compensated employees. This plan is subject to the requirements of Section 409A of the Internal Revenue Code and is administered in good faith compliance with Section 409A.

The nonqualified deferred compensation plan also permits us to make matching contributions to participant accounts. We did not make any such matches in 2007 and have not done so to date.

Deferrals. Under the nonqualified deferred compensation plan, eligible employees are permitted to defer a portion of their base salary on a pre-tax basis. Such deferred amounts must be within the annual dollar limitations we establish, and such limitations in 2007 were $10,500. The annual dollar limitations are determined so that the combined deferrals (in both the 401(k) Plan and the nonqualified deferred compensation plan) of a highly compensated participant will approximate the maximum deferral amount available to non-highly compensated employees who participate in the 401(k) Plan.

Earnings. Each participant in the nonqualified deferred compensation plan selects one or more investment funds available under the plan in which their amounts of deferred compensation are deemed to be invested. Deferred compensation accounts will then accrue earnings based on the return of the selected investment funds. The participant may change how their deferred compensation is allocated to the investment funds at any time, subject to limitations imposed by the plan. Changes generally become effective as of the first trading day following the change.

Distributions and In-Service Withdrawals. At the time of making their deferral election for the year, a participant elects under his salary deferral agreement whether the resulting deferred compensation will be distributed to him in annual installments or a lump sum. Distributions are made after the executive officer's retirement or termination from the Company. Under certain circumstances, participants may also elect to receive scheduled or hardship "in service"
withdrawals while still employed with us. The specific distribution options in this case depend upon the plan provisions.

The nonqualified deferred compensation table below presents the following information related to our nonqualified deferred compensation plan and named executive officer participants:
     * Executive  Contributions in 2007:   reflects  voluntary
       executive deferrals of base salary; these deferrals are included in the "Salary" column of the Summary Compensation Table.
     * Company  Contributions in 2007:  no such  contributions
       were made.
     * Aggregate  Earnings  in  2007:  reflects  the  earnings
       and/or losses on account balances; none of the earnings are above-market or preferential earnings and were therefore not included in the Summary Compensation Table.
     * Aggregate Withdrawals and Distributions in 2007: no withdrawals or distributions were made.
     * Aggregate Balance as of December 31, 2007: reflects the total market value of the executive officer's nonqualified deferred compensation account, including such participant's contributions and earnings to date.


                       Nonqualified Deferred Compensation for 2007
--------------------------------------------------------------------------------------------------
                                                                                        Aggregate
                        Executive       Registrant    Aggregate       Aggregate          Balance
                      Contributions   Contributions   Earnings       Withdrawals/        at End
 Name                  in 2007 ($)     in 2007 ($)   in 2007 ($)   Distributions ($)   of 2007 ($)
 ----                  -----------     -----------   -----------   -----------------   -----------
 Clarence L. Werner         -               -             -                -                -
 Gary L. Werner           10,019            -           1,809              -              22,902
 Gregory L. Werner        10,481            -           2,106              -              33,943
 Daniel H. Cushman        10,000            -           2,189              -              33,415
 John J. Steele           10,500            -           1,186              -              33,053


          PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
         INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

The firm of KPMG LLP ("KPMG") is our independent registered public accounting firm. The following table sets forth the aggregate fees billed to us by KPMG for professional audit services rendered in connection with the audit of our annual financial statements and internal control over financial reporting for 2007 and 2006 and for other services provided to us by KPMG during those periods.


               Independent Registered Public
           Accounting Firm Fees for 2007 and 2006
          ----------------------------------------
                               2007 ($)   2006 ($)
                               --------   --------
          Audit Fees           443,949    434,379
          Audit-Related Fees      -        7,000
          Tax Fees                -          -
          All Other Fees          -          -
          Total                443,949    441,379


Audit Fees. Audit fees consist of fees for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for 2007 and 2006, (ii) review of our financial statements included in our Quarterly Reports on Form 10-Q during such periods and (iii) the audit of our internal control over financial reporting during such periods.

Audit-Related Fees. Audit-related fees include fees incurred in 2006 for the audit of our 401(k) Plan. This category of fees may also consist of fees (i) for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under "Audit Fees" and (ii) fees related to audit and attest services not required by laws or regulations and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees are defined as fees for professional services for tax compliance, tax advice and tax planning. These services may include assistance regarding federal, state and international tax compliance, tax return preparation, tax audits and customs and duties.

The  Audit Committee has reviewed KPMG's provision of services
and   believes   that  these  services  are  compatible   with
maintaining the independence of KPMG. KPMG did not provide any non-audit services for us in 2007.

The Audit Committee has approved KPMG as our independent registered public accounting firm for 2008. Representatives of KPMG will be present at the 2008 Annual Meeting and will have an opportunity, should they so desire, to make a statement. The KPMG representatives will also be available to respond to appropriate questions from stockholders.

Policy of Audit Committee Pre-Approval of Audit and  Non-Audit
Services  Performed  by  the  Independent  Registered   Public
Accounting Firm

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by independent registered public accounting firms. Prior to the engagement of an independent registered public accountant for the next year's audit, our management will submit to the Audit Committee for approval an itemized list of all audit and non-audit services expected to be rendered during such year and the budgeted fees for such services. The Audit Committee then pre-approves these services according to the categories of service in the Independent Registered Public Accounting Firm Fees table above. When determining whether a service should receive pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence. In the event circumstances arise and it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve such additional services prior to the commencement of the engagement and provision of such services.

Pursuant to its charter, the Audit Committee may delegate to its Chair the pre-approval authority to address any requests for pre-approval services between Audit Committee meetings, and the Chair must report any such pre-approval decisions to the committee at its next meeting. Our management and independent registered public accounting firm periodically report to the full Audit Committee (i) the extent of services provided by such accounting firm in accordance with this pre-approval and (ii) the fees for services performed to date.

None of the fees categorized as Audit-Related Fees, Tax Fees and All Other Fees we paid to KPMG during 2007 and 2006 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions and the de minimis exception set forth in applicable SEC rules.

Recommendation of the Board of Directors

We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for 2008. Although this stockholder ratification is not required by our By-Laws, Audit Committee charter or otherwise, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of corporate governance.

In the event our stockholders do not ratify the appointment of KPMG, then our Audit Committee and Board of Directors will reconsider the appointment. Even if our stockholders ratify the selection of KPMG, the Audit Committee will retain its authority to, in its discretion and at any time during 2008, select a different independent registered public accounting firm or terminate KPMG if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

The  Board of Directors recommends that stockholders vote  FOR
                                                           ---
the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008. Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each Proxy, or if no instruction is made, for the ratification of the appointment of KPMG LLP.

               TRANSACTIONS WITH RELATED PERSONS

Review and Approval of Related Person Transactions

Our Governance Committee charter requires the Governance Committee (each member of which is independent under applicable NASDAQ listing standards and SEC rules) to review and approve all related person transactions when such approval is required under the NASDAQ and SEC rules and regulations. All related person transactions that are required to be disclosed under SEC rules are disclosed in our applicable SEC filings.

As defined by Item 404 of SEC Regulation S-K, a "related person transaction" is any effected or proposed transaction, arrangement or relationship in which:
     (i)     The Company was or is to be a participant;
     (ii) The amount involved exceeds or is expected to exceed $120,000; and
     (iii)   Any "related person" has an interest.

Under Item 404, "related person" generally means:
     * A director or director nominee of the Company;
     * An executive officer of the Company;
     * A security holder who is known to be the beneficial owner of more than 5% of our Common Stock; or
     * Any "immediate family member" of a director, director nominee, executive officer or beneficial owner of more than 5% of our Common Stock. "Immediate family members" include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person's household.
     * Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

Related Person Transactions

Land Lease Agreement. The Company leases certain land from the Clarence L. Werner Revocable Trust (the "Trust"), a related person. Clarence L. Werner, Chairman of the Board, is the sole trustee of the Trust. On February 8, 2007, the Company entered into a revised Lease Agreement, effective as of May 21, 2002 (the "Lease Agreement"), and a License
Agreement  (the "License Agreement") with Mr.  Werner  in  his
capacity   as  trustee.   The  Lease  Agreement  and   License
Agreement were approved by the disinterested members of the Board of Directors at the Board's February 8, 2007 meeting. The Lease Agreement was originally entered into between the parties on May 21, 2002 with a 10-year lease term commencing June 1, 2002 (the "2002 Lease Agreement").

The Lease Agreement covers the lease of land comprising approximately 35 acres (referred to as the "Lodge Premises"), with improvements consisting of lodging facilities and a sporting clay range which the Company uses for business meetings and customer promotion. The 2002 Lease Agreement provided  for  a  non-exclusive license  to  use  for  hunting purposes a contiguous portion of farmland comprising approximately 580 acres (referred to as the "Farmland Premises"). These license rights were deleted from the Lease Agreement and incorporated into the License Agreement.

The Lease Agreement's current ten-year term expires May 31, 2012. The Lease Agreement gives the Company the option to extend such agreement for two additional five-year periods, through 2017 and 2022, respectively. Under the Lease Agreement, the Company also makes annual rental payments of One Dollar ($1.00) per year, and the Company is responsible for the real estate taxes and maintenance costs on the Lodge Premises. These costs totaled approximately $46,000 in 2007.

Under the Lease Agreement, at any time during the lease or any extension thereof, the Company has the option to purchase the Lodge Premises from the Trust at its current market value, excluding the value of all leasehold improvements the Company made. The Company also has a right of first refusal to purchase the Lodge Premises, or any part thereof, if the Trust receives an offer from an unrelated third party to purchase the Lodge Premises. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the Lodge Premises. If the Company does not elect to purchase the Lodge Premises as demanded by the Trust, then the Company's option to purchase at any time during the lease is forfeited; however, the Company will retain the right of first refusal with respect to a purchase offer from an unrelated third party. If the Company terminates the Lease Agreement prior to the expiration of the initial ten-year term and elects not to purchase the Lodge Premises from the Trust, then the Trust agrees to pay the
Company the cost of all leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the Lease Agreement (ten years). If, at the termination of the initial ten-year term or any of the two five-year renewal periods, the Company has not exercised its option to purchase the Lodge Premises accordingly, the leasehold improvements become the property of the Trust. However, the Company currently intends to exercise its option to purchase the Lodge Premises at its current market value prior to the completion of the initial ten-year lease period or any of the two five-year renewal periods. The Company has made leasehold improvements to the Lodge Premises of approximately $6.1 million since the inception of leasehold arrangements commenced in 1994.

The revisions to the Lease Agreement removed the provisions relating to the Farmland Premises (including the description of option to purchase rights described above), as of the effective date of the 2002 Lease Agreement, and the Company and the Trust entered into the separate License Agreement defining the Company's respective rights to the Farmland Premises. Under the License Agreement, the Company and its invitees are granted a non-exclusive right to hunt and fish on the Farmland Premises, for a term of one year, which is automatically renewable unless either party terminates not less than 30 days prior to the end of the current annual term. The Trust agrees to use its best efforts to maintain a controlled shooting area permit on the Farmland Premises while the License Agreement is effective and to maintain the land in a manner to maximize hunting cover for game birds. In consideration of the license to hunt and fish on the Farmland Premises, the Company agrees to pay the Trust an amount equal to the real property taxes and special assessments levied on the land and the cost of all fertilizer and seed used to maintain the hunting cover and crops located on the land. Such costs were approximately $31,000 for 2007.

Family Members of Executive Officers and Directors. The Company employs the family members of certain executive officers in the following capacities: (i) Scott Robertson is employed as the Director-Aviation and is Clarence L. Werner's son-in-law and the brother-in-law of Gary L. Werner and
Gregory L. Werner; (ii) Gary L. Werner's brother-in-law, Daniel Matthew, is employed with the Company's Fleet Truck Sales subsidiary. The total compensation in 2007 for Mr. Robertson was $167,734 (this amount includes the use of one Company vehicle) and for Mr. Matthew was $142,700. The Company also employs four other family members (one of whom is Vern Werner, mentioned in the "Owner-Operators" section below) of certain named executive officers in various capacities, and each of these other family members receives less than $120,000 in annual compensation.

Owner-Operators. During 2007, the Company paid $7,501,944 to Pegasus Enterprises, LLC, which is owned by Clarence L. Werner's brother, Vern Werner, and sister-in-law. During that time, the Company also paid $424,614 to WinRow Farms, which is owned by Vern Werner. Pegasus Enterprises, LLC and WinRow Farms lease tractors and drivers to us as owner-operators. During 2007, the Company sold tractors to Pegasus Enterprises, LLC at a total of $622,160 and to WinRow Farms at a total of $219,000. At December 31, 2007, the Company had notes receivable from Pegasus Enterprises, LLC of $1,374,483 related to the sale of 40 used trucks. The largest aggregate amount of principal outstanding during 2007 was $1,487,882. The amount of principal paid during 2007 was $546,708, and the amount of interest paid during 2007 was $171,265. The interest rate payable on this debt ranges from 12% to 12.75%. The payments to Pegasus Enterprises, LLC and WinRow Farms are based on the same per-mile settlement scale that is applied to the Company's other similar owner-operator contractors. The Company believes the terms of the note agreements and the tractor sales prices are no less favorable to the Company than those that could be obtained from unrelated third parties, on an arm's length basis.

Personal  Use  of  Corporate  Aircraft.   Clarence  L.  Werner
utilized  the  Company's corporate aircraft  for  non-business purposes during 2007. Mr. Werner reimbursed the Company $243,698 representing the aggregate incremental cost associated with the personal flights. This cost is higher than the imputed income calculated for income tax purposes in accordance with IRS rules. The incremental cost is computed using the average hourly variable costs of operating the Company's aircraft, which primarily consists of fuel and maintenance.


                        OTHER BUSINESS

We do not know of any business that will be presented for consideration at the 2008 Annual Meeting of Stockholders other than that described in this Proxy Statement. As to other business (if any) that may properly be brought before the meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.


                     STOCKHOLDER PROPOSALS

Only stockholders of record as of March 24, 2008, are entitled
to  bring  business  before  the  2008  Annual  Meeting.   All
stockholder  proposals  must be in  writing  and  include  the following:
     (i)     A  brief  description  of  the  business  the
             stockholder  desires  to  bring  before   the
             Annual Meeting;
     (ii)    The   reason  for  conducting  such  proposed
             business at the Annual Meeting;
     (iii)   The  name  and  address  of  the  stockholder
             proposing such business;
     (iv)    The  class and number of shares of our Common
             Stock    beneficially    owned    by     such
             stockholder; and
     (v) Any material interest of the stockholder in such business.

To be eligible for inclusion in our 2009 proxy materials, stockholder proposals intended to be presented at our 2009 Annual Meeting of Stockholders must be in writing and be received by the Corporate Secretary at our executive offices on or before December 8, 2008. The inclusion of any such stockholder proposal in our 2009 proxy materials will be subject to the applicable proxy rules and regulations under the Exchange Act and will be considered untimely if received after December 8, 2008. Stockholders may submit nominations for directors to be elected at the 2009 Annual Meeting of Stockholders, and such nominations must be written and delivered to the Corporate Secretary at our executive offices by December 8, 2008. Such nominations are also subject to the rules and regulations prescribed by the Exchange Act. For a description of the process of submitting stockholder nominations for director, refer to the "Director Nomination Process" section under "Corporate Governance" in this Proxy Statement.

Stockholders may present proposals for consideration at the 2008 Annual Meeting of Stockholders that are not intended for inclusion in the 2008 proxy materials. These proposals must be received in writing by the Corporate Secretary at our executive offices no later than April 23, 2008 for the 2008 Annual Meeting. Pursuant to our By-Laws, stockholders may make other proposals at the Annual Meeting to be discussed and considered; but unless the Corporate Secretary receives the written proposal at least twenty days before the Annual Meeting, such proposal will be considered untimely and will not be acted upon. Instead, the proposal will be laid over for action at the next stockholder meeting held thirty days or more later.


             STOCKHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, we will deliver only one copy of this Proxy Statement and our 2007
Annual  Report  to multiple stockholders who  share  the  same mailing address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate Proxies. This procedure reduces our printing and mailing costs and fees.

We  will  promptly deliver, upon written or  oral  request,  a separate copy of this Proxy Statement and the 2007 Annual Report to any stockholder at a shared address to which a single copy of either of those documents was delivered. To request a separate copy of this Proxy Statement and/or the 2007 Annual Report, stockholders may write or call our Corporate Secretary at our executive offices. You will not be charged for any requested copies. This Proxy Statement and our 2007 Annual Report are also available on our website.

Householding of proxy materials occurs when you provide us or your broker with a written householding consent. Stockholders who would like to revoke their householding consent and receive a separate copy of our subsequent proxy statements and annual reports to stockholders should contact their broker (if the shares are held in a brokerage account) or our Corporate Secretary (if you hold registered shares). Stockholders who share a mailing address and receive multiple copies of proxy materials but would like to participate in householding and receive a single copy of our proxy materials should contact their broker or our Corporate Secretary.


   CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES;
                            WEBSITE

Our  current  Corporate Secretary is James  L.  Johnson.   The
mailing  address  and  telephone  numbers  for  our  Corporate
Secretary and executive offices are:
                   Werner Enterprises, Inc.
                Attention:  Corporate Secretary
                     Post Office Box 45308
                  Omaha, Nebraska  68145-0308
                    Phone:  (402) 895-6640
                  Toll-Free:  (800) 228-2240
               E-Mail:  invrelations@werner.com

Our website, as referred to in this Proxy Statement, is: www.werner.com, under the "Investor Information" tab. As indicated in the "Introduction" on page 1, the following materials and information discussed in this Proxy Statement are available on our website: our current and prior proxy statements, annual reports and SEC filings. You may also request a copy of these materials, without charge, on the website or by contacting the Corporate Secretary.

____________________


                            By Order of the Board of Directors

                            /s/ James L. Johnson

                            James L. Johnson
                            Senior Vice President, Controller
                              and Corporate Secretary

Omaha, Nebraska
April 8, 2008

                        WERNER ENTERPRISES, INC.
                          Post Office Box 45308
                       Omaha, Nebraska  68145-0308
                         _______________________

                                  PROXY
                         _______________________

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held Tuesday, May 13, 2008. The undersigned stockholder hereby appoints and authorizes Clarence L. Werner and Gary L. Werner to act as proxies, each with full power of substitution, to represent and vote (as the undersigned stockholder directs in this Proxy) all shares of Common Stock of Werner Enterprises, Inc., that such stockholder is entitled to vote (as of March 24, 2008) at the Annual Meeting of Stockholders to be held on Tuesday, May 13, 2008 (including any adjournments or postponements thereof), and to vote all such shares on such other business that may properly come before such meeting.

The proposals to be voted on in this Proxy are not related to, and are not conditioned upon, the approval of other matters. The Board of Directors of Werner Enterprises, Inc. submits and recommends a vote "for" each of the following proposals:

1.   Proposal 1 - Election of Directors.
     Check  only  one  box.   To  withhold  authority  to  vote  for  any
     individual nominee(s), check "For All Except" and write the number(s) of the nominee(s) on the line below the box.
                                For All    Withhold All    For All Except
       Nominees:                 [  ]          [  ]             [  ]
       1.  Gary L. Werner
       2.  Gregory L. Werner
       3.  Michael L. Steinbach
                                                           ______________

2. Proposal 2 - To ratify the appointment of KPMG LLP as the independent registered accounting firm of Werner Enterprises, Inc. for the year ending December 31, 2008.
     Check only one box.
                For                Against             Abstain
               [  ]                  [  ]                [  ]

This Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given with respect to a proposal, this Proxy will be voted "FOR" the proposal.

Please date, sign and print your name. When shares are held by joint tenants, both individuals should sign this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If the stockholder is a corporation, please provide the full corporate name by the name of the authorized officer completing this Proxy. If the stockholder is a partnership, please provide the full partnership name by the name of the authorized person completing this Proxy.

     ____________________________________   _____________________________
     Signature                              Date

     ____________________________________
     Printed Name

If held jointly:

     ____________________________________   _____________________________
     Signature                              Date

     ____________________________________
     Printed Name

Please mark, sign, date and promptly return this Proxy using the enclosed self-addressed postage-paid return envelope.